Exhibit 4.2

FORM OF INDENTURE

______________________________________________________________

between

TOYOTA AUTO RECEIVABLES 2024-B OWNER TRUST,
as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

and

U.S. BANK NATIONAL ASSOCIATION,
Securities Intermediary
______________________________________________________

Dated as of April 30, 2024

TABLE OF CONTENTS

SCHEDULE I	Perfection Representations, Warranties and Covenants	S-1
EXHIBIT A-1	Form of Class A-1 Notes	A-1-1
EXHIBIT A-2	Form of Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes	A-2-1
EXHIBIT A-3	Form of Class B Notes	A-3-1
EXHIBIT B	[Reserved]	B-1
EXHIBIT C	Servicing Criteria to be Addressed in Assessment of Compliance	C-1
EXHIBIT D	Form of Transferor Certificate	D-1
EXHIBIT E	Form of Investment Letter	E-1

v

CROSS‑REFERENCE TABLE (not a part of this Indenture)
TIA Section		Indenture Section
(§)310	(a) (1)	6.08; 6.11
	(a) (2)	6.11
	(a) (3)	6.10(b)
	(a) (4)	Not Applicable
	(a) (5)	6.11
	(b)	6.11
	(c)	N.A.
(§)311	(a)	6.12
	(b)	6.12
	(c)	Not Applicable
(§)312	(a)	7.01; 7.02
	(b)	7.02
	(c)	7.02
(§)313	(a)	7.04
	(b) (1)	Not Applicable
	(b) (2)	7.04
	(c)	7.04; 11.04
	(d)	7.04
(§)314	(a)	3.09; 7.03
	(b)	11.14
	(c)	2.09

TIA Section	Indenture Section
	(c) (1)	3.10; 6.02; 8.05(b)
	(c) (2)	3.06; 3.10; 6.02; 8.05(b); 8.06
	(c) (3)	Not Applicable
	(d)	2.09
	(e)	11.01
	(f)	4.01(c); 11.01
(§)315	(a)	6.01
	(b)	6.05
	(c)	5.02; 5.08
	(d)	6.01(c)
	(e)	5.13
(§)316	(a) (last sentence)	6.01(c)
	(a) (1) (A)	6.01(c)
	(a) (1) (B)	5.12
	(a) (2)	Not Applicable
	(b)	5.01; 5.04(b)
	(c)	2.06
(§)317	(a) (1)	5.04
	(a) (2)	5.03(c); 5.03(d)
	(b)	4.03
(§)318	(a)	11.07

INDENTURE, dated as of April 30, 2024, between TOYOTA AUTO RECEIVABLES 2024-B OWNER TRUST, a Delaware statutory trust (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as securities intermediary (the “Securities Intermediary”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of (i) the Holders of the Issuer’s 5.515% Asset Backed Notes, Class A‑1 (the “Class A‑1 Notes”), 5.41% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), SOFR Rate + 0.35% Asset Backed Notes, Class A‑2b (the “Class A‑2b Notes”), 5.33% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), 5.28% Asset Backed Notes, Class A-4 (the “Class A-4 Notes,” and together with the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3 Notes, the “Class A Notes”) and 0.00% Asset-Backed Notes, Class B (the “Class B Notes” and, together with the Class A Notes, the “Notes”), and (ii) for the purposes of the Granting Clause below, the Certificateholders:

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest in and to, in each case whether now or hereafter existing or in which Issuer now has or hereafter acquires an interest and wherever the same may be located: (i) all right, title and interest of the Issuer in and to the Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 of the Sale and Servicing Agreement or the purchase of Receivables by the Servicer pursuant to Section 4.08 or 9.01 of the Sale and Servicing Agreement) on or after the Cutoff Date; (ii) the interest of the Issuer in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto; (iii) the interest of the Issuer in any proceeds of any Insurance Policies relating to the Receivables or the Obligors; (iv) the interest of the Issuer in any Dealer Recourse; (v) the right of the Issuer to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed pursuant to the terms thereof; (vi) the rights and interests of the Issuer under the Sale and Servicing Agreement and as assignee of the rights and interests of TAFR LLC under the Receivables Purchase Agreement pursuant to the Sale and Servicing Agreement; (vii) all proceeds of the foregoing; (viii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (ix) all funds and investment property on deposit from time to time in Collection Account; and (x) all other property of the Issuer from time to time, including any rights of the Issuer under the Administration Agreement (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, and subject to the subordinate claims thereon of the Holder of the Certificate, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and for the benefit of the Certificateholder, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture in accordance with the terms of this Indenture to the end that the interests of the Holders of the Notes may be adequately and effectively protected and the rights of the Certificateholder secured.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01  Definitions.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement, the Sale and Servicing Agreement and the Securities Account Control Agreement, as the case may be, for all purposes of this Indenture.  Except as otherwise provided in this Indenture, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accredited Investor” has the meaning specified in Section 2.14(b)(i).

“Action” has the meaning specified in Section 11.03(a).

“Authorized Officer” means (i) with respect to the Owner Trustee, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer identified as such on any list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee, (ii) with respect to the Administrator, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and identified as such on any list of Authorized Officers delivered by the Administrator to the Indenture Trustee and (iii) with respect to the Issuer, any Authorized Officer of the Owner Trustee or, for so long as the Administration Agreement is in effect, any Authorized Officer of the Administrator.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Collateral” has the meaning specified in the Granting Clause of this Indenture.

“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)  the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)  if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

“Controlling Class” means (a) the Outstanding Class A Notes (voting together as a Class) and (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes (voting together as a Class).

“Corporate Trust Office” means the offices of the Indenture Trustee, initially located at (a) for purposes of note transfers and exchanges, 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – TAOT 2024-B and (b) for all other purposes at 190 South LaSalle Street 7th Floor, Chicago, IL 60603, or the principal trust office of any successor trustee qualified and appointed pursuant to this Indenture; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Administrator, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Issuer and the Administrator.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set‑off against, deposit, set over and confirm pursuant to this Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

“Independent” means, when used with respect to any specified Person, that the Person is in fact independent of the Seller, the Servicer, the Administrator, the Issuer or any other obligor on the Notes or any Affiliate of any of the foregoing Persons because, among other things, such Person (a) is not an employee, officer or director or otherwise controlled thereby or under common control therewith, (b) does not have any direct financial interest or any material indirect financial interest therein (whether as holder of securities thereof or party to contract therewith or otherwise) and (c) is not and has not within the preceding twelve months been a promoter, underwriter, trustee, partner, director or person performing similar functions therefor or otherwise had legal, contractual or fiduciary or other duties to act on behalf of or for the benefit thereof.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Insolvency Event” with respect to the Seller means the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller, or ordering the winding‑up or liquidation of the Seller’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or the commencement by the Seller of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by the Seller to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller, or the making by the Seller of any general assignment for the benefit of creditors, or the failure by the Seller generally to pay its debts as such debts become due, or the taking of any action by the Seller in furtherance of any of the foregoing.

“Interest Rate” means the Class A‑1 Rate, the Class A‑2a Rate, the Class A-2b Rate, the Class A-3 Rate, the Class A-4 Rate or the Class B Rate, as indicated by the context.

“Investment Letter” means the letter substantially in the form of Exhibit E and delivered pursuant to Section 2.14(a).

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer” means Toyota Auto Receivables 2024-B Owner Trust, unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes, if any.

“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Note Register” means the Register of Noteholders’ information maintained by the Note Registrar pursuant to Section 2.04.

“Note Registrar” means the Indenture Trustee, unless and until a successor Note Registrar shall have been appointed pursuant to Section 2.04.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer, the Seller or the Servicer and which counsel shall be reasonably satisfactory to the Owner Trustee, Indenture Trustee or the Rating Agencies, as the case may be.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a)            Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)            Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; and

(c)            Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite percentage of the Outstanding Amount of the Controlling Class of Notes or any Class of Notes, have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes held of record or beneficially owned by the Issuer, any other obligor upon the Notes, the Seller, TMCC or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Trust Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 that has been authorized by the Issuer to make payments to and distributions from the Collection Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency Condition” means, with respect to each Rating Agency and any event or circumstance or proposed amendment or supplement to a Basic Document, the satisfaction of either of the following conditions, according to the then-current policies of such Rating Agency: (a) receipt by the Indenture Trustee of written confirmation from such Rating Agency (which, for the avoidance of doubt and without limitation, may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published rating criteria to this effect) that such event or circumstance or proposed amendment or supplement will not result in the reduction or withdrawal by such Rating Agency of any rating it currently has assigned to any of the Class A Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance or proposed amendment or supplement at least ten (10) days (or such lesser number of days acceptable to such Rating Agency) prior to the occurrence of such event or circumstance or proposed amendment or supplement and such Rating Agency shall not have notified the Indenture Trustee that such event or circumstance or proposed amendment or supplement might or would result in the reduction or withdrawal of the rating it has currently has assigned to any of the Class A Notes.

“Record Date” has the meaning set forth in the Sale and Servicing Agreement.

“Redemption Date” has the meaning specified in Section 10.02.

“Reference Time” means, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Retained Notes” means the Class B Notes, $18,750,000 of the Class A-1 Notes, $13,105,000 of the Class A-2a Notes, $17,895,000 of the Class A-2b Notes, $31,000,000 of the Class A-3 Notes and $4,563,000 of the Class A-4 Notes until such time as such Notes are the subject of an Opinion of Counsel pursuant to Section 2.04(g) and Section 2.14(c) of this Indenture with respect to their classification as debt for U.S. federal income tax purposes.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of April 30, 2024, among the Issuer, Toyota Auto Finance Receivables LLC, as Seller, and Toyota Motor Credit Corporation, as Servicer and Sponsor, and as acknowledged and accepted by the Indenture Trustee and the Securities Intermediary.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of April 30, 2024 among the Seller, the Securities Intermediary and the Indenture Trustee.

“Securities Intermediary” means U.S. Bank National Association, as securities intermediary under this Indenture and the Securities Account Control Agreement.

“Seller” means Toyota Auto Finance Receivables LLC, as seller, under the Sale and Servicing Agreement.

“SOFR” means the secured overnight financing rate published for any day by the FRBNY (or a successor administrator of such benchmark rate) on the FRBNY’s Website (or such successor’s website).

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the applicable U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” means the rate that will be obtained by the Paying Agent for each Interest Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except following a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, means, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

“Successor Servicer” has the meaning specified in Section 3.07(e).

“Transferor Certificate” means the letter substantially in the form of Exhibit D and delivered pursuant to Section 2.14(a).

“Trust Agreement” means the Trust Agreement, dated as of October 2, 2023, as amended and restated by the Amended and Restated Trust Agreement, dated as of April 30, 2024, in each case by and between Toyota Auto Finance Receivables LLC, as depositor, and Wilmington Trust, National Association, as Owner Trustee.

“Trust Estate” means (i) all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee pursuant to the Granting Clause), including all proceeds thereof, and (ii) the interest of the Seller in the funds and investment property on deposit from time to time in the Reserve Account granted to the Indenture Trustee under the Securities Account Control Agreement.

“Trust Officer” means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Indenture and the Basic Documents and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement on behalf of the Owner Trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

SECTION 1.02  Usage of Terms.  With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

SECTION 1.03  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings so assigned to them.

ARTICLE II

The Notes

SECTION 2.01  Form.  The Class A‑1 Notes, the Class A-2a Notes, the Class A‑2b Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, in each case, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 are part of the terms of this Indenture.

SECTION 2.02  Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.  Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.  The Indenture Trustee shall upon Issuer Order authenticate and deliver the Class A‑1 Notes for original issue in an aggregate principal amount of $375,000,000, the Class A‑2a Notes for original issue in an aggregate principal amount of $262,100,000, the Class A-2b Notes for original issue in an aggregate principal amount of $357,900,000, the Class A-3 Notes for original issue in an aggregate principal amount of $620,000,000, the Class A-4 Notes for original issue in an aggregate principal amount of $91,260,000 and the Class B Notes for original issue in an aggregate principal amount of $43,740,000. The aggregate principal amount of the Class A‑1 Notes, the Class A-2a Notes, the Class A‑2b Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.  The Class A Notes shall be issuable as registered Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form included in Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, executed by the Indenture Trustee by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.03  Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.  If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.04  Registration; Registration of Transfer and Exchange.

(a)            The Note Registrar, acting as agent of the Issuer for this purpose only, shall maintain a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and transfers and exchanges of Notes as provided in this Indenture.  The Indenture Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as provided in this Indenture.  In the event that, subsequent to the Closing Date, the Indenture Trustee notifies the Issuer that it is unable to act as Note Registrar, the Issuer shall appoint another bank or trust company, having an office or agency located in the United States, agreeing to act in accordance with the provisions of this Indenture applicable to it, and otherwise acceptable to the Indenture Trustee, to act as successor Note Registrar under this Indenture.  The Issuer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

(b)            Upon the proper surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized denominations of a like aggregate principal amount.

(c)            At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.  Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

(d)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(e)            All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed pursuant to Section 2.08.

(f)            Each purchaser and transferee of a Class A Note (or any interest therein) will be deemed to represent, warrant and covenant that either (a) it is not acquiring such Note with the assets of a Benefit Plan or (b) the acquisition, holding and disposition of such Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

(g)            The Retained Notes transferred after the first Payment Date will not be transferred (i) to a Non-U.S. Person and only provided that the transferee agrees to restrict subsequent transfers of such Notes to Persons that are “United States persons” within the meaning of Section 7701(a)(30) of the Code or (ii) to a Benefit Plan, unless, in each case, a written Opinion of Counsel, which counsel and opinion shall be reasonably acceptable to the Indenture Trustee and the Depositor, is delivered and addressed to the Indenture Trustee and the Depositor to the effect that, for U.S. federal income tax purposes, such Retained Notes after such transfer will be classified as debt.  In addition, if for tax or other reasons it may be necessary to track such Notes (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Administrator as a condition to such transfer.  The Indenture Trustee shall have no duty to monitor the compliance of the provisions of this paragraph and may conclusively rely on the Administrator to do the same. This Section 2.04(g) shall apply only to Retained Notes other than the Class B Notes, which shall be governed instead by the applicable transfer and other restrictions set forth in Section 2.14 hereof.

SECTION 2.05  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class.  In connection with the issuance of any new Note under this Section, the Issuer may require payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06  Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.07  Payments of Principal and Interest.

(a)            The Class A‑1 Notes, the Class A-2a Notes, the Class A‑2b Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes shall accrue interest during each Interest Period at the Class A‑1 Rate, the Class A‑2a Rate, the Class A-2b Rate, the Class A-3 Rate, the Class A-4 Rate and the Class B Rate, respectively, and such interest shall be payable on each related Payment Date as specified in such Notes, pursuant to Section 5.06 of the Sale and Servicing Agreement and Section 3.01 hereof.  Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, either, at the option of the Indenture Trustee, by check mailed to the address of such Person as it appears on the Note Register or by wire transfer in immediately available funds to the account designated by such Person.

(b)            The principal of each Note shall be payable in installments on each Payment Date pursuant to Section 5.06 of the Sale and Servicing Agreement and subject to the availability of funds therefor.  All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. In accordance with Section 10.01, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed or transmitted by facsimile not less than fifteen (15) nor more than thirty (30) days prior to such final Payment Date, shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

(c)            In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Noteholders, such tax shall reduce the amount otherwise distributable to the Noteholders in accordance with this Section.  The Issuer will instruct the Indenture Trustee regarding the imposition of such withholding tax and, upon receiving such instruction, the Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to the Noteholders shall be treated as cash distributed to the Noteholders at the time it is withheld by the Issuer and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to any distribution (such as any distribution to a Non-U.S. Person), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).  In the event that any Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with the Noteholder in making such claim so long as the Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

SECTION 2.08  Cancellation.  All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.09  Release of Collateral.  The Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate (which shall include a statement substantially to the effect that the release is permitted by this Indenture), an Opinion of Counsel (which shall include a statement substantially to the effect that the release is permitted by this Indenture) and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(l).

SECTION 2.10  Book‑Entry Notes.  The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book‑Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, or a custodian therefor, by, or on behalf of, the Issuer.  The Book‑Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12, and unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.12:

(a)  the provisions of this Section shall be in full force and effect;

(b)            the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book‑Entry Notes and the giving of instructions or directions hereunder) as the authorized representative of such Note Owners;

(c)            to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d)            the rights of such Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository

Agreement.  Unless and until Definitive Notes are issued in respect of the Book-Entry Notes pursuant to Section 2.12, the initial Clearing Agency will make book‑entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants; and

(e)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of a specified percentage of the Outstanding Amount of the Notes (or the Controlling Class of Notes) evidencing a specified percentage of the Outstanding Amount of the Notes or of any Controlling Class or of such Class or of two or more of such Classes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners of Book-Entry Notes and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11  Notices to Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to the Note Owners of Book-Entry Notes pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Notes to the Clearing Agency and shall be deemed to have been given as of the date of delivery to the Clearing Agency.

SECTION 2.12  Definitive Notes.  In the case of the Book-Entry Notes, if (i) the Owner Trustee or the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book‑Entry Notes and the Administrator is unable to locate a qualified successor (and the Administrator has given written notice thereof to the Indenture Trustee), (ii) the Seller or the Administrator or the Indenture Trustee at its option advises each other such party in writing that it elects to terminate the book‑entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, owners of the Book‑Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Controlling Class of the Book-Entry Notes, advise the Indenture Trustee and the Clearing Agency in writing that the continuation of a book‑entry system through the Clearing Agency or a successor thereto is no longer in the best interests of the Note Owners acting together as a single Class, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book‑Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.  None of the Indenture Trustee, Issuer or Administrator shall be liable for any inability to locate a qualified successor Clearing Agency.  From and after the date of issuance of Definitive Notes, all notices to be given to Noteholders will be mailed thereto at their addresses of record in the Note Register as of the relevant Record Date.  Such notices will be deemed to have been given as of the date of mailing.

SECTION 2.13  Tax Treatment.  The Issuer has entered into this Indenture, and the Notes (other than the Retained Notes) will be issued with the intention that, for purposes of U.S. federal and state income tax, franchise tax, and any other tax measured in whole or in part by income, the Notes (other than the Retained Notes) will be classified as debt.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book‑Entry Note), agree to treat the Notes (other than the Retained Notes) for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, as debt.

SECTION 2.14  Transfer Restrictions.

(a)            As of the date of this Indenture, the Class B Notes have not been registered under the Securities Act and will not be listed on any exchange.  Unless and until the Class B Notes have been sold pursuant to a transaction registered under the Securities Act, no transfer of the Class B Notes shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. Except in a transfer pursuant to Rule 144A or a transfer to the Depositor or by the Depositor to an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Issuer, the Indenture Trustee and the Depositor in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit D (the “Transferor Certificate”) and Exhibit E (the “Investment Letter”).  Except in a transfer pursuant to Rule 144A or a transfer to the Depositor or by the Depositor to an Affiliate thereof, there shall also be delivered to the Issuer and the Indenture Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee or the Indenture Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Depositor or TMCC.  The Depositor shall provide to any Noteholder and any prospective transferee designated by any such Noteholder information regarding the Class B Notes and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any Class B Notes without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  Each Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor and TMCC (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

(b)            By directly or indirectly acquiring a Class B Note in a transaction pursuant to Rule 144A, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent, warrant and agree as follows:

(i)          it understands that such Notes have not been registered under the Securities Act, and may not be sold except as permitted in the following sentence. It understands and agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and (y) that such Notes may be resold, pledged or transferred only (i) to the Depositor, (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form of the Investment Letter, (iii) so long as such Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom it reasonably believes after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor.  Except in the case of a transfer described in clauses (i) or (iii) above, the Indenture Trustee shall require that a written Opinion of Counsel (which will not be at the expense of the Depositor, any Affiliate of the Depositor or the Indenture Trustee), satisfactory to the Indenture Trustee and the Depositor, be delivered to the Indenture Trustee and the Depositor to the effect that such transfer will not violate the Securities Act, and will be effected in accordance with any applicable securities laws of each state of the United States. It will notify any purchaser of such Notes from it of the above resale restrictions, if then applicable. It further understands that in connection with any transfer of such Notes by it that the Indenture Trustee and the Depositor may request, and if so requested it will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions;

(ii)         it is a “qualified institutional buyer” as defined under Rule 144A under the Securities Act and is acquiring such Notes for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). It is familiar with Rule 144A under the Securities Act and is aware that the seller of such Notes and other parties intend to rely on the foregoing representations, warranties and acknowledgements and the exemption from the registration requirements of the Securities Act provided by Rule 144A;

(iii)        it understands that the Issuer, the Indenture Trustee, the Depositor and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and it agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of such Notes, for its own account or for one or more accounts as to each of which it exercises sole investment discretion, are no longer accurate, it shall promptly notify the Depositor; and

(iv)         the Issuer, the Indenture Trustee and the Depositor are entitled to rely upon the foregoing representations, warranties and acknowledgements and are irrevocably authorized to produce the foregoing representations, warranties and acknowledgments or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)            (i) Any sale, pledge or transfer of a Class B Note may only be made to a Person who is a United States person (within the meaning of Section 7701(a)(30) of the Code) and no Class B Notes may be acquired with the assets of any Plan; and (ii) no sale, pledge, or transfer of a Class B Note shall be made (1) to any one person in a denomination less than $584,000 (or such other amount as the Depositor may determine in order to prevent the Issuer from being treated as a “publicly traded partnership” under Section 7704 of the Code) and integral multiples of $1,000 in excess thereof or (2) to a Special Pass-Through Entity (as defined below), in each case under this clause (ii), unless (A) an Opinion of Counsel satisfactory to the Indenture Trustee and the Depositor that such sale, pledge, or transfer shall not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes shall have been delivered to the Indenture Trustee and the Depositor and (B) the Depositor shall have provided prior written approval; provided, however, that the restrictions in clauses (i) and (ii) above shall not continue to apply to such Class B Notes (covered by the opinion described in this clause) in the event counsel satisfactory to the Indenture Trustee and the Depositor has rendered an Opinion of Counsel, with respect to the sale, pledge or transfer by the Depositor or an Affiliate thereof, to the effect that the Class B Notes to be sold, pledged, or transferred will be classified as debt for U.S. federal income tax purposes. Any transferee, other than the Depositor or an Affiliate thereof, acquiring a Class B Note or an interest therein shall be deemed to have made the representations set forth on the Class B Note (as set forth on Exhibit A-3).  Any attempted sale, pledge or other transfer in contravention of this Section 2.14(c) will be void ab initio and the purported transferor will continue to be treated as the owner of the Class B Note.

For the purposes of this Section 2.14(c), “Special Pass-Through Entity” means a grantor trust, S corporation, or partnership (as determined, in each case, for U.S. federal income tax purposes) where more than 50% of the value of any beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest in the Class B Notes or the Certificates.

ARTICLE III

Covenants

SECTION 3.01  Payments to Noteholders, Certificateholder, Servicer and Seller; Determination of SOFR; Benchmark Replacement.

(a)            In accordance with the terms of this Indenture, the Issuer will duly and punctually (i) pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes, (ii) pay amounts due in respect of the Certificate in accordance with the terms of the Certificate (on a pro rata basis, based on the Percentage Interests (as defined in the Trust Agreement) thereof, if there is more than one Certificateholder), and (iii) release from the Collection Account all other amounts distributable or payable from the Trust Estate (including distributions to be made to the Certificateholder on any Payment Date) under the Trust Agreement, Sale and Servicing Agreement and Administration Agreement.  Without limiting the foregoing, and in order to fulfill such obligations, pursuant to Sections 8.02 and 8.04 hereof, the Issuer will cause the Servicer to direct the Indenture Trustee to apply all amounts on deposit in the Collection Account and Reserve Account on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement: (i) (a) for the benefit of the Class A‑1 Notes, to the Class A‑1 Noteholders, (b) for the benefit of the Class A‑2a Notes, to the Class A‑2a Noteholders, (c) for the benefit of the Class A-2b Notes, to the Class A-2b Noteholders, (d) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders, (e) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders and (f) for the benefit of the Class B Notes, to the Class B Noteholders, in each case as set forth in Sections 5.06 and 5.07 of the Sale and Servicing Agreement; (ii) for the benefit of the Servicer, to or as directed by the Servicer pursuant to Section 5.06 of the Sale and Servicing Agreement; (iii) for the benefit of the Seller, to or as directed by the Seller or its designee, as applicable, pursuant to Section 5.07 of the Sale and Servicing Agreement; and (iv) for the benefit of the Certificateholder, to or as directed by the Owner Trustee or the Administrator, as set forth in Sections 5.06 of the Sale and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder or the Certificateholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder or the Certificateholder for all purposes of this Indenture.

(b)            So long as the Class A-2b Notes are Outstanding, the Paying Agent shall obtain SOFR in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall promptly provide such rate to the Administrator or such person as directed by the Administrator. All determinations of the SOFR Rate by the Paying Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(c)            If the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator shall deliver written notice to each Rating Agency and the Paying Agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.  The Administrator shall have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

(d)            All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(e)            Any determination, decision or election that may be made by the Administrator or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement pursuant to this Section 3.01 (or pursuant to any capitalized term used in this Section 3.01 or in any such capitalized term), including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Basic Documents, will become effective without the consent of any other Person (including any Noteholder). The Class A-2b Noteholders shall not have any right to approve or disapprove of these changes and shall be deemed by their acceptance of a Note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the Basic Documents, none of the Issuer, the Owner Trustee, the Indenture Trustee, the Administrator, the Paying Agent, the Sponsor, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor and the Servicer relating to any such determinations.

(f)            None of the Indenture Trustee, the Owner Trustee or the Paying Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the Benchmark or Benchmark Replacement or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(g)            None of the Indenture Trustee, the Owner Trustee or the Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Basic Document as a result of the unavailability of SOFR (or other applicable Benchmark) and the absence of the designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Servicer or Administrator (on behalf of the Trust), in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and the other Basic Documents and reasonably required for the performance of such duties.

(h)            (i) In no event shall (x) the Indenture Trustee and the Paying Agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (y) the Owner Trustee be responsible for determining the SOFR Rate or any substitute for SOFR, or (z) the Indenture Trustee, the Paying Agent and the Owner Trustee  be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (ii) in connection with any of the matters referenced in clause (i) of this sentence, the Indenture Trustee, the Paying Agent and the Owner Trustee shall be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Issuer), as applicable, in regards to such matters and shall have no liability for such actions taken at the direction of the Administrator (on behalf of the Issuer).

SECTION 3.02  Maintenance of Office or Agency.  The Issuer initially will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange.  The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes.  Notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served in accordance with Section 11.04.  The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 3.03  Money for Payments to Be Held in Trust.  All payments of amounts due and payable with respect to any Notes or the Certificate that are to be made from amounts withdrawn from the Collection Account or Reserve Account, pursuant to Sections 2.07, 3.01, 4.02 and 4.03 shall be made on behalf of the Issuer by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from such accounts for payments of Notes or the Certificate shall be paid over to the Issuer, the Owner Trustee or the Administrator except as provided in this Section.

On or prior to 11:00 a.m. New York time on each Payment Date, the Issuer shall deposit in the Collection Account or, in accordance with the Sale and Servicing Agreement, cause to be deposited (including by the provision of instructions to the Indenture Trustee to make any required withdrawals from the Reserve Account and to deposit such amounts in the Collection Account) to the extent of funds available therefor, an aggregate sum sufficient to pay the amounts then becoming due under the Notes and the Certificate, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Indenture Trustee, as Paying Agent, hereby agrees with the Issuer that it will, and the Issuer will cause each Paying Agent other than the Indenture Trustee, as a condition to its acceptance of its appointment as Paying Agent, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)            hold all sums held by it for the payment of amounts due with respect to the Notes, the Certificate, or for release to the Issuer for payment to the Certificateholder in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay or release such sums to such Persons as herein provided;

(b)            give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes or the release of any amounts to the Issuer to be paid to the Certificateholder;

(c)            at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)            immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes (or for release to the Issuer) if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e)            comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes, or the Certificate (or assisting the Issuer to withhold from payment to the Certificateholder) of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

In the event that any Noteholder shall not surrender its Notes for retirement within six (6) months after the date specified in the written notice of final payment described in Section 2.07, the Indenture Trustee will give a second written notice to the registered Noteholders that have not surrendered their Notes for final payment and retirement.  If within one year after such second notice any Notes have not been surrendered, the Indenture Trustee shall, at the expense and direction of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be paid to California Special Olympics.  The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment specified by the Issuer or the Administrator.

SECTION 3.04  Existence.  The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.05  Protection of Trust Estate.  The Issuer shall from time to time execute and deliver or file, as applicable, all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b)            perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c)            enforce any of the Collateral; or

(d)            preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney‑in‑fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

SECTION 3.06  Opinions as to Trust Estate.

(a)            On the Closing Date, the Issuer shall furnish, or cause to be furnished, to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording and filing of this Indenture, any indentures supplemental hereto, any requisite financing statements and continuation statements and any other requisite documents necessary to perfect and make effective the lien and security interest of this Indenture or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)            As and when specified in Section 10.02(h) of the Sale and Servicing Agreement, the Issuer shall furnish, or cause to be furnished, to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording, filing or re‑recording and refiling of this Indenture, any indentures supplemental hereto, any financing statements and continuation statements and any other requisite documents necessary to maintain the lien and security interest created by this Indenture or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe the execution, recording, filing or re-recording and refiling of this Indenture, any indentures supplemental hereto, any financing statements and continuation statements and any other documents that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the date in the following calendar year on which such Opinion of Counsel must again be delivered.

SECTION 3.07  Performance of Obligations; Servicing of Receivables.

(a)            The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except in each case as expressly provided in the Basic Documents.

(b)            The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)            The Issuer will punctually perform and observe all of its obligations and agreements contained in the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of the Trust Agreement, this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)            If an Authorized Officer of the Issuer shall have actual knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee in writing and shall specify in such notice the action, if any, the Issuer is taking with respect of such default, and the Indenture Trustee shall promptly notify the Administrator of such Servicer Default and proposed actions of the Issuer, and the Administrator shall provide such notice to the Rating Agencies.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)            As promptly as possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, or if the Servicer resigns in accordance with Section 7.05 of the Sale and Servicing Agreement, the Indenture Trustee shall give prompt written notice of such event to the Noteholders and the Administrator and the Administrator shall provide such notice to the Rating Agencies.  The Indenture Trustee shall (at the written direction of the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class) act to appoint a successor servicer pursuant to Section 8.02 of the Sale and Servicing Agreement (any such successor servicer, a “Successor Servicer”).  Any such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee.  In the event that a Successor Servicer has not been appointed and accepted its appointment as set forth in Section 8.02 of the Sale and Servicing Agreement, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and shall thereafter be entitled to the Total Servicing Fee.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint (at the written direction of the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class) or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $25,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under the Sale and Servicing Agreement, in accordance with the provisions of Section 8.02 of the Sale and Servicing Agreement.  Upon such appointment, the Indenture Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer and the Issuer.

In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee).  If the Indenture Trustee shall succeed to the Servicer’s duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as Successor Servicer and the servicing of the Receivables.  In case the Indenture Trustee shall become the Successor Servicer, the Indenture Trustee shall be entitled to appoint a subservicer; provided, that the Indenture Trustee, in its capacity as Successor Servicer, shall remain fully liable for the actions and omissions of such subservicer.

(f)            Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not enter into any amendment, modification, supplement or waiver with respect to any Basic Document except in accordance with the terms of such Basic Document.

SECTION 3.08  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)   except as expressly permitted by Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

(b)            claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under applicable law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)            except as may be expressly permitted hereby and by the Basic Documents, (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the liens of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate or (D) dissolve or liquidate in whole or in part; or

(d)            assume or incur any indebtedness other than the Notes, or other than as expressly contemplated by this Indenture (in connection with the obligation to pay expenses from the Trust Estate) or by the Basic Documents as in effect on the date hereof.

SECTION 3.09  Annual Statement as to Compliance.

(a)            The Issuer will cause the Servicer to deliver to the Indenture Trustee concurrently with its delivery thereof to the Issuer the annual statement of compliance described in Section 4.11 of the Sale and Servicing Agreement.  In addition, on the same date annually upon which such annual statement of compliance is to be delivered by the Servicer, the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)            a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)            to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b)            On or before March 1st of each calendar year in which a Form 10-K is required to be filed on behalf of the Issuer, commencing in 2025, the Indenture Trustee shall deliver to the Issuer and the Administrator a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria specified on Exhibit C hereto during the immediately preceding calendar year, accompanied by an attestation report by a registered public accounting firm, in each case as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit C hereto.

SECTION 3.10  Issuer May Consolidate, etc., Only on Certain Terms.

(a)            The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)            the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payments of the principal of and interest on all Notes in accordance with the terms thereof and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)            the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)            the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v)            any action that is necessary to maintain each lien and security interest created by the Trust Agreement, the Sale and Servicing Agreement or by this Indenture shall have been taken; and

(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and any related supplemental indenture complies with this Section 3.10 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)            Except as expressly provided in this Indenture or in the Basic Documents, the Issuer shall not convey or transfer its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)            the Person that acquires by conveyance or transfer such properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payments of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (1) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any State in which the Notes have been sold pursuant to any qualification or exemption under the securities or “blue sky” laws of such State, in connection with the Notes or (2) the Internal Revenue Service or the relevant state or local taxing authorities of any jurisdiction;

(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)            the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)            the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v)            any action that is necessary to maintain each lien and security interest created by the Trust Agreement, the Sale and Servicing Agreement or by this Indenture shall have been taken; and

(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11  Successor or Transferee.

(a)            Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)            Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Toyota Auto Receivables 2024-B Owner Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that Toyota Auto Receivables 2024-B Owner Trust is to be so released.

SECTION 3.12  No Other Business.  Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by the Basic Documents and activities incidental thereto.

SECTION 3.13  No Borrowing.  Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes or other obligations permitted hereunder (including the obligation to pay expenses from the Trust Estate) or under another Basic Document (including indemnification expenses of the Issuer and certain fees and expenses of the Servicer and the Administrator).

SECTION 3.14  Servicer’s Notice Obligations.  The Issuer shall cause the Servicer to comply with all of its duties and obligations with respect to the preparation of reports, the delivery of Officer’s Certificates and Opinions of Counsel and the giving of instructions and notices under the Sale and Servicing Agreement (including, but not limited to, under Sections 3.02, 4.08, 4.10, 4.11, 4.12, 4.15, 5.09 and Article IX thereof).

SECTION 3.15  Guarantees, Loans, Advances and Other Liabilities.  Unless and until the Issuer shall have been released from its duties and obligations hereunder, except as contemplated by the Sale and Servicing Agreement, this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16  Capital Expenditures.  Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not make any expenditure (by long‑term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17  Removal of Administrator.  So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless so instructed by the Owner Trustee or the Indenture Trustee and unless the Rating Agency Condition shall have been satisfied with respect to such removal.

SECTION 3.18  Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Servicer, the Owner Trustee or the Certificateholder or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions or payments to the Servicer, the Owner Trustee and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under, the Basic Documents.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

SECTION 3.19  Notice of Events of Default.  The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement and each default on the part of TMCC of its obligations under the Receivables Purchase Agreement.  The Indenture Trustee shall notify each Noteholder of record in writing of any Event of Default promptly upon a Trust Officer obtaining actual knowledge thereof.  Such notices will be provided in accordance with Section 2.11 or 2.12, as applicable.

SECTION 3.20  Further Instruments and Actions.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21  Perfection Representations, Warranties and Covenants.

(a)            The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.

Notwithstanding any other provision of this Indenture or any other Basic Document, the representations, warranties and covenants contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

(b)            The parties to this Indenture: (i) shall not waive any of the representations, warranties and covenants contained in Schedule I hereto; (ii) shall provide each other party hereto and the Administrator with prompt written notice of any material breach of the representations, warranties and covenants contained in Schedule I hereto and (iii) shall not waive a breach of any of the representations, warranties and covenants contained in Schedule I hereto.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Section 3.03, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Sections 3.03 and 4.02), and (vi) the rights of Noteholders and the Certificateholder as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)  either (1) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation or (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable within one year (either because the Class B Final Scheduled Payment Date is within one year or because the Indenture Trustee has received written notice of the exercise of the option granted pursuant to Section 9.01 of the Sale and Servicing Agreement) and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee, at least one (1) Business Day prior to the date such amounts are payable, cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due;

(b)            the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)            the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, (if required by the TIA or the Indenture Trustee) an Opinion of Counsel and (if required by the TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.02  Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and (a) applied by it in accordance with the provisions of the Notes, the Sale and Servicing Agreement and this Indenture to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest, or (b) released to the Issuer for distribution to the Certificateholder or application pursuant to the Trust Agreement or Sale and Servicing Agreement; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

SECTION 4.03  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 or 4.02 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.01  Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days; or

(b)            default in the payment of the principal of any Note on the applicable Final Scheduled Payment Date or Redemption Date; or

(c)            default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which materially and adversely affects the interests of the Noteholders, and such failure shall continue or not be cured for a period of ninety (90) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of

at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, a written notice specifying such default and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(d)            any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect as of the time when the same shall have been made, which materially and adversely affects the interests of the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of sixty (60) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(e)            the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding‑up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(f)            the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrences, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional thirty (30) calendar days, (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrences, such failure or delay shall not constitute an Event of Default for an additional thirty (30) calendar days, (C) if any delay or failure of performance referred to in clause (c) above shall have been caused by force majeure or other similar occurrences, the ninety (90) day grace period referred to in such clause (c) shall be extended for an additional thirty (30) calendar days and (D) if any delay or failure of performance referred to in clause (d) above shall have been caused by force majeure or other similar occurrences, the sixty (60) day grace period referred to in such clause (d) shall be extended for an additional thirty (30) calendar days.

For purposes of determining whether an Event of Default pursuant to Section 5.01(b) has occurred on the Final Scheduled Payment Date for a Class of Notes, (i) the Class A-1 Notes are required to be paid in full on or before the Class A‑1 Final Scheduled Payment Date, meaning that Holders of Class A‑1 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A‑1 Initial Principal Balance together with all interest accrued thereon through such date; (ii) the Class A‑2a Notes are required to be paid in full on or before the Class A‑2a Final Scheduled Payment Date, meaning that Holders of Class A‑2a Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A‑2a Initial Principal Balance together with all interest accrued thereon through such date; (iii) the Class A‑2b Notes are required to be paid in full on or before the Class A‑2b Final Scheduled Payment Date, meaning that Holders of Class A‑2b Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A‑2b Initial Principal Balance together with all interest accrued thereon through such date; (iv) the Class A‑3 Notes are required to be paid in full on or before the Class A‑3 Final Scheduled Payment Date, meaning that Holders of Class A‑3 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A‑3 Initial Principal Balance together with all interest accrued thereon through such date; (v) the Class A‑4 Notes are required to be paid in full on or before the Class A‑4 Final Scheduled Payment Date, meaning that Holders of Class A‑4 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A‑4 Initial Principal Balance together with all interest accrued thereon through such date; and (vi) the Class B Notes are required to be paid in full on or before the Class B Final Scheduled Payment Date, meaning that Holders of Class B Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class B Initial Principal Balance together with all interest accrued thereon through such date.

The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Default which with the giving of notice or the lapse of time would become an Event of Default under clause (c), the status of such Default and any action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, may, without the consent of the Certificateholder, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, without the consent of the Certificateholder, in each case, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)            the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)            all payments of principal of and interest on the respective Class of Notes and all other amounts that would then be due hereunder or in accordance with the terms of the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)            all sums paid or advanced by the Indenture Trustee hereunder or by the Owner Trustee under the Trust Agreement and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Owner Trustee and their respective agents and counsel; and

(b)            all Events of Default, other than the nonpayment of the principal of or interest on the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            The Issuer covenants that if (i) Default is made in the payment of any interest on any Note of the Controlling Class, so long as any amounts remain unpaid with respect to such Controlling Class of Notes, when the same becomes due and payable, and such default continues for a period of five (5) Business Days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (as described in the penultimate paragraph of Section 5.01 hereof), the Issuer will, upon demand of the Indenture Trustee (at the written direction of the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class), pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Class of Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)            In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c)            If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and, incidentally thereto, the Certificateholder, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, then, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, the Indenture Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and distributions unpaid in respect of the Certificate, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders and the Certificateholder allowed in such Proceedings;

(ii)            unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders or the Certificateholder and of the Indenture Trustee on their behalf; and

(iv)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and, incidentally thereto, for the benefit of the Certificateholder.

(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.04  Remedies; Priorities.

(a)            If an Event of Default under Section 5.01 shall have occurred and be continuing which results in the acceleration of the Notes (whether or not the Trust Estate is sold in one or more public or private sales as provided in Section 5.04(b)(iv)), and unless and until such acceleration has been rescinded, the Indenture Trustee will make payments on the Notes and the Certificate as set forth in Section 5.06(c) of the Sale and Servicing Agreement, rather than pursuant to Section 5.06(b) of the Sale and Servicing Agreement.

(b)            In accordance with Section 5.03, if an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes, or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)            exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)            sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;  provided, however, that, notwithstanding anything in this Indenture to the contrary, the

Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b), unless (A) the Holders of 100% of the Outstanding Amount of the Notes of the Controlling Class consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds on an ongoing basis to make all payments of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66 2/3% of the Outstanding Amount of the Notes of the Controlling Class (acting together as a single Class).  In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.  In connection with any such sale, the Indenture Trustee will afford the Holders of each Class of Notes adequate advance notice and information as to the conduct of such sale such that any such Holders (acting individually, as Classes, as a single Class or otherwise) will be reasonably able to submit bids for the purchase of the assets to be liquidated, and that the Indenture Trustee will consider any and all such bids on the same basis that it considers any other bids submitted by any other party or parties.  The proceeds of such sale or liquidation (net of the expenses incurred by the Indenture Trustee in connection with the conduct thereof, which will be retained by the Indenture Trustee from such proceeds) will be treated as collections and deposited into the Collection Account by the Indenture Trustee for distribution to the Noteholders and the Certificateholder in accordance with the priorities specified in Section 5.06(c) of the Sale and Servicing Agreement.  The Indenture Trustee will have no liability with respect to the amount of such proceeds or the adequacy thereof to make payments in full of any Class of Notes or the Certificate.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the related record date, payment date and amount to be paid.

SECTION 5.05  Optional Preservation of the Receivables.  Except as provided in Section 5.04(b)(iv), if the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless otherwise directed by the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, but need not, elect to maintain possession of the Trust Estate and direct the Issuer, Servicer and Administrator not to take steps to liquidate the Receivables.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.06  Limitation of Suits.  No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, except pursuant to the dispute resolution procedures described in Section 11.02 of the Sale and Servicing Agreement, unless such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default, and:

(a)  the Event of Default arises from the Servicer’s failure to remit payments when due; or

(b)            the Holders of not less than 25% of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder and have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request and the Indenture Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Controlling Class, the Indenture Trustee shall follow the direction of the Noteholders representing the greater percentage of the Outstanding Amount.

SECTION 5.07  Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Note (subject to the terms of the Sale and Servicing Agreement) shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note and in this Indenture (in each case with reference to the calculations to be made pursuant to the Sale and Servicing Agreement) and to bring suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08  Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.09  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11  Control by Noteholders.  The Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)            any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than percentages of the Outstanding Amount of the Notes of the relevant Class set forth in Section 5.04 or 5.05, as applicable; and

(iii)            the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Sections 5.07 and 6.01, the Indenture Trustee need not take any action that it determines would be illegal or may not lawfully be taken, might subject it to personal liability or would be unduly prejudicial to the rights of any Noteholders not consenting to such action.

SECTION 5.12  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 or the liquidation or sale of the Trust Estate pursuant to Section 5.04, the Holders of Notes representing at least a majority of the Outstanding Amount of the Notes of the Controlling Class (acting together as a single Class), without the consent of the Holder of the Certificate, may waive any past Default, Event of Default or Servicer Default and its consequences except a (a) Servicer Default in the deposit of collections or other required amounts into the Collection Account or Reserve Account, or (b) Default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any such Event of Default arising therefrom (in the case of a Default) shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note or Note Owner by such Holder’s acceptance of such Note or beneficial interest therein, as the case may be, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Outstanding Amount of Notes of the Controlling Class or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

SECTION 5.14  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15  Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.06 of the Sale and Servicing Agreement.

SECTION 5.16  Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of its remedies under or in connection with the Receivables Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their respective obligations under the Sale and Servicing Agreement or the Receivables Purchase Agreement.

(b)            If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of 66 2/3% of the Outstanding Amount of the Notes of the Controlling Class (acting together as a single Class), shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller and the Servicer under or in connection with the Sale and Servicing Agreement, against the Seller under or in connection with the Receivables Purchase Agreement, or against the Administrator under the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer or the Administrator, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver thereunder and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

The Indenture Trustee

SECTION 6.01  Duties of Indenture Trustee.

(a)            The Indenture Trustee, both prior to and after the occurrence of a Servicer Default under the Sale and Servicing Agreement, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

(b)            The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform on their face to the requirements of this Indenture.

(c)            No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct; provided, however, that:

(i)            the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, the permissive right of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming on their face to the requirements of this Indenture;

(ii)            the Indenture Trustee shall not be personally liable for an error of judgment made in the absence of bad faith by a Trust Officer, unless it shall be proved that the Indenture Trustee was negligent in performing its duties in accordance with the terms of this Indenture;

(iii)            the Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in the absence of bad faith in accordance with this Indenture, any other Basic Documents or the direction of the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class (acting together as a single Class) relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee under this Indenture.  Moreover, if more than one Indenture Trustee has been appointed, each Indenture Trustee shall owe any and all duties only to the Class or Classes of Notes on whose behalf it shall have been appointed; and

(iv)            the Indenture Trustee, or a Trust Officer thereof, shall only be charged with actual knowledge of any default, Servicer Default, an Event of Default or a breach of any representation or warranty by the Servicer, the Owner Trustee, the Depositor, the Seller or the Issuer under any Basic Document if a Trust Officer of the Indenture Trustee actually knows of such default, Servicer Default, Event of Default or breach or receives written notice thereof.

(d)            The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that any such determination by the Indenture Trustee with respect to its duties and obligations under Section 11.02 of the Sale and Servicing Agreement and Section 7.02(d) and Article XII of this Indenture shall not take into consideration whether the Noteholders have offered the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities (including the reasonable fees of counsel) that may be incurred by the Indenture Trustee in connection therewith.

(e)            All information obtained by the Indenture Trustee regarding the Obligors and the Receivables contained in the Trust, whether upon the exercise of its rights under this Indenture or otherwise, shall be maintained by the Indenture Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena or pursuant to this Indenture or any other Basic Documents.

(f)            Pursuant to Sections 3.02 and 4.08 of the Sale and Servicing Agreement, in the event that a Trust Officer of the Indenture Trustee receives written notice that a representation or warranty with respect to a Receivable was incorrect as of the time specified with respect to such representation and warranty or that a covenant of the Servicer has been breached, and that such incorrectness or breach materially and adversely affects the interests of the Issuer, the Indenture Trustee shall give prompt written notice to the Servicer and the Owner Trustee of such incorrectness or breach.

(g)            The Paying Agent shall obtain the SOFR Rate on each SOFR Adjustment Date as of the SOFR Determination Time for so long as the Class A-2b Notes are Outstanding. All determinations of the SOFR Rate by the Paying Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Noteholders.

(h)            It is expressly acknowledged, agreed and consented to that U.S. Bank National Association will be acting in the capacities of Securities Intermediary, Indenture Trustee, Note Registrar, and Paying Agent hereunder and in such other roles as are assigned to it under the Basic Documents. U.S. Bank National Association may in such multiple capacities discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principals, in each case, applicable to such multiple capacities, to the extent that any such conflict or breach arises from the performance by it of its express duties set forth in this Indenture or any other Basic Document, in any such capacities, all of which defenses, claims or assertions are hereby expressly waived by the Issuer, the Noteholders (by purchase of their Notes or any interest therein) and any other Person having rights pursuant to this Indenture or any other Basic Document.

SECTION 6.02  Rights of Indenture Trustee.

(a)            Except as otherwise provided in Section 6.01:

(i)            the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel from the appropriate party.

(ii)            the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications digitally or electronically signed or delivered by electronic transmissions and, in the absence of bad faith or negligence on its part, may conclusively rely on the fact that the Person sending same is, in fact, a Person authorized to do so;

(iii)            the Indenture Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Indenture in the absence of bad faith and in accordance with such Opinion of Counsel;

(iv)            the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Basic Documents, or to institute, conduct or defend any litigation under this Indenture, or in relation to this Indenture or the other Basic Documents, at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture or the other Basic Documents, other than to fulfill its duties and obligations under Section 11.02 of the Sale and Servicing Agreement and Section 7.02(d) and Article XII of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities (including the reasonable fees of counsel) that may be incurred therein or thereby;

(v)            the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in the absence of bad faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any other Basic Documents;

(vi)            the Indenture Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any Servicer’s Certificate, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes evidencing not less than 25% of the aggregate Outstanding Amount of the Notes of the Controlling Class (acting together as a single Class); provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require security or indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors;

(vii)            the Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian;

(viii)                          the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of such act;

(ix)            the Indenture Trustee shall not be responsible for delays or failure in performance resulting from acts beyond its control (such acts include but are not limited to nuclear or natural catastrophes or acts of God, pandemics, strikes, lockouts, work stoppages, riots, acts of war or terrorism, insurrection, revolution, interruptions, or loss or malfunctions of utilities, communications or computer (software or hardware) services).

The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(x)            for the avoidance of doubt, the Indenture Trustee shall not have any duty or obligation to monitor or enforce the Sponsor’s (or its Affiliates’) compliance with any applicable risk retention rules or regulations.  The Indenture Trustee shall not be charged with knowledge of any such rules or regulations, and it shall not be liable to any Noteholder or any other Person for any violation of any such rules or regulations.

(b)            No Noteholder will have any right to institute any proceeding with respect to this Indenture except upon satisfying the conditions set forth in Section 5.06.

SECTION 6.03  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the Holder, beneficial owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co‑registrar or co‑paying agent may do the same with like rights.  However, in so doing the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04  Indenture Trustee’s Disclaimer.  The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, the Trust Estate, the Notes (other than the certificate of authentication on the Notes), or of the Certificate.  The Indenture Trustee shall have no obligation to perform any of the duties of the Servicer or the Administrator unless explicitly set forth in this Indenture, the Administration Agreement or the Sale and Servicing Agreement.  The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Notes or any Receivable, any ownership interest in any Financed Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Issuer or its ability to generate the payments to be distributed to Noteholders under this Indenture, including without limitation the validity of the assignment of the Receivables to the Issuer or of any intervening assignment; the existence, condition, location and ownership of any Receivable or Financed Vehicle; the existence and enforceability of any Insurance Policy; the existence and contents of any retail installment sales contract or any computer or other record thereof; the completeness of any retail installment sales contract; the performance or enforcement of any retail installment sales contract; the compliance by the Issuer with any covenant or the breach by the Issuer, the Seller or the Servicer of any warranty or representation made under this Indenture or in any Basic Document or other related document and the accuracy of any such warranty or representation prior to the receipt of written notice by a Trust Officer of the Indenture Trustee of any noncompliance therewith or any breach thereof; the acts or omissions of the Issuer, the Seller or the Servicer; or any action by the Indenture Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Indenture Trustee of its obligation to perform its duties under this Indenture.  Except with respect to a claim based on the Indenture Trustee’s willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Indenture, the Notes or the Certificate or assignment thereof against the institution serving as the Indenture Trustee in its individual capacity.  The Indenture Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Issuer or any indemnitor who shall furnish indemnity as provided in this Indenture.  The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Servicer in respect of the Notes.  Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.05  Notice of Events of Defaults.  If a Trust Officer of the Indenture Trustee has actual knowledge that an Event of Default has occurred and is continuing, the Indenture Trustee shall, either, at its option, mail or otherwise make available to each Noteholder notice of such Event of Default within ninety (90) days of the Indenture Trustee’s discovery thereof.  Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Trust Officers in the absence of bad faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.06  Reports by Indenture Trustee to Holders.  The Indenture Trustee shall deliver or cause to be delivered, or otherwise make available, annually to each Noteholder of record such information as may be required to enable such holder to prepare its federal and state income tax returns.  On each Payment Date, the Indenture Trustee shall make available to the Noteholders, via the Indenture Trustee’s internet website at https://pivot.usbank.com (or via such other internet website as may be designated by the Indenture Trustee for such purpose), the related Servicer’s Certificate received by it from the Servicer pursuant to Section 4.10 of the Sale and Servicing Agreement.  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

The Indenture Trustee shall not be required to include in any reports to Noteholders (or otherwise make available via the Indenture Trustee’s website) any information that in its judgment is confidential, may include any personally identifiable information or could otherwise violate applicable law, or could result in personal liability to the Indenture Trustee. In addition, the Indenture Trustee shall have no liability for the failure to include or post any information that it has not actually received or is not in a form or format that will allow it to include any such information in any reports to Noteholders (or to otherwise make such information available via the Indenture Trustee’s website). In the event that the Indenture Trustee receives information for posting to the Indenture Trustee’s website that is not in a form or format suitable for posting, it shall promptly notify the sender of such information and inform such sender of the appropriate form or format in which such information should be provided.

SECTION 6.07  Compensation and Indemnity.  The Issuer shall pay the Indenture Trustee from time to time reasonable compensation for its services.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Indenture Trustee for all reasonable out‑of‑pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and fees and expenses incurred in the enforcement of the Issuer’s obligations) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.  The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  In case any such action is brought against the Indenture Trustee under this Section 6.07 and it notifies the Issuer of the commencement thereof, the Issuer will assume the defense thereof, with counsel reasonably satisfactory to the Indenture Trustee, and the Issuer will not be liable to the Indenture Trustee under this Section for any legal or other expenses subsequently incurred by the Indenture Trustee in connection with the defense thereof, other than reasonable costs of investigation.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the resignation or removal of the Indenture Trustee and shall extend to any co-trustee or separate trustee appointed pursuant to Section 6.10.  When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(e) or (f) or the Seller incurs expenses after the occurrence of an Insolvency Event with respect to the Seller, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.08  Replacement of Indenture Trustee.  The Indenture Trustee may resign at any time by providing written notice of its resignation to the Issuer.  The Administrator, on behalf of the Issuer, may remove the Indenture Trustee if:

(a)  the Indenture Trustee fails to comply with Section 6.11;

(b)            the Indenture Trustee is adjudged a bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d)            the Indenture Trustee otherwise becomes legally or practically incapable of fulfilling its duties hereunder.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator, on behalf of the Issuer, shall promptly appoint a successor Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Servicer and to the Administrator.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The retiring

Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The retiring Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the Holders of a majority in Outstanding Amount of the Notes of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may at any time thereafter petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09  Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee if such surviving Person or transferee corporation or bank shall be otherwise qualified and eligible under Section 6.11.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10  Appointment of Co‑Indenture Trustee or Separate Indenture Trustee.

(a)            Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co‑trustee or co‑trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co‑trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co‑trustee or separate trustee shall be required under Section 6.08 hereof.

(b)            Every separate trustee and co‑trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co‑trustee jointly (it being understood that such separate trustee or co‑trustee is not authorized to act separately without the Indenture Trustee joining in and/or directing such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co‑trustee, but solely at the direction of the Indenture Trustee;

(ii)            no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)            the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co‑trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co‑trustees as effectively as if given to each of them.  Every instrument appointing any separate trustee or co‑trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co‑trustee, upon its acceptance of the trusts thereupon conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)            Any separate trustee or co‑trustee may at any time constitute the Indenture Trustee its agent or attorney‑in‑fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co‑trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11  Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and must have a long-term debt rating of investment grade by each of the Rating Agencies or must be acceptable to each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 6.12  Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13  Indenture Trustee as Paying Agent, Note Registrar and Securities Intermediary.  The rights, protections, indemnities and standard of care of the Indenture Trustee set forth in this Article VI shall apply to (i) U.S. Bank National Association in its capacities as Paying Agent and Note Registrar to the same extent as they apply to the Indenture Trustee and (ii) U.S. Bank National Association in its capacity as Securities Intermediary to the same extent as they apply to the Indenture Trustee.

SECTION 6.14  Representations and Warranties of the Indenture Trustee.  The Indenture Trustee hereby represents and warrants to the Issuer and for the benefit of the Noteholders, that, as of the Closing Date:

(a)  Organization and Qualification. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The Indenture Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals for the Indenture Trustee to conduct its business and to execute, deliver and comply with its obligations under this Indenture and the other Basic Documents to which it is a party.

(b)            Power, Authorization and Enforceability. The Indenture Trustee has the power and authority to execute deliver and perform the terms of this Indenture. The Indenture Trustee has authorized the execution, delivery and performance of the terms of this Indenture. This Indenture is the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

(c)            No Conflicts and No Violation.  The execution and delivery by the Indenture Trustee of this Indenture and compliance with the terms thereof will not conflict with, or result in a violation or breach of, or constitute a default under any loan agreement, indenture, certificate, bond, note, resolution or any other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, or, to the best knowledge of the Indenture Trustee, any law or any rule, regulation, order or decree of any court or governmental agency or body having jurisdiction over the Indenture Trustee or any of its activities or properties (except that no representation, warranty or agreement is made by the Indenture Trustee with respect to any federal or state securities or “blue sky” law or regulations).

(d)            No Proceedings. To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Indenture Trustee: (i) asserting the invalidity of any of this Indenture or the Basic Documents to which it is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Basic Documents to which it is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under, or the validity or enforceability of, this Indenture or any other Basic Document to which it is a party.

(e)            Eligibility. The Indenture Trustee satisfies the eligibility criteria set forth in this Indenture.

ARTICLE VII

Noteholders’ Lists and Reports

SECTION 7.01  Note Registrar to Furnish Names and Addresses of Noteholders.  The Note Registrar shall furnish or cause to be furnished to the Indenture Trustee, Owner Trustee, Servicer or Administrator, within fifteen (15) days after receipt by the Note Registrar of a written request therefrom, a list of the names and addresses of the Noteholders of any Class as of the most recent Record Date.  If three or more Holders of Notes of any Class, or one or more Holders of such Notes evidencing not less than 25% of the Outstanding Amount of such Notes (hereinafter referred to as “Applicants”), apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Indenture Trustee shall, within five (5) Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Noteholders.  The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.  Every Noteholder, by receiving and holding a Note, agrees with the Indenture Trustee and the Issuer that none of the Indenture Trustee, the Owner Trustee, the Issuer, the Servicer or the Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under this Indenture, regardless of the source from which such information was derived.

If the Indenture Trustee shall cease to be the Note Registrar, then thereafter the Administrator will furnish or cause to be furnished to the Indenture Trustee not more than five (5) days after the most recent Record Date or at such other times as the Indenture Trustee reasonably may request in writing, a list, in such form as the Indenture Trustee reasonably may require, of the names and addresses of the Holders of Notes as of such Record Date.

SECTION 7.02  Preservation of Information; Communications to Noteholders.

(a)            The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)            Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)            The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

(d)            The Indenture Trustee shall provide prompt notice to Toyota Motor Credit Corporation and Toyota Auto Finance Receivables LLC (each, a “TMCC Party,” and together, the “TMCC Parties”) of all demands received by the Indenture Trustee for the repurchase of any Receivable for breach of the representations and warranties concerning such Receivable.  If any such demand is made in non-written form, the Indenture Trustee shall request that such demand be put into writing and delivered to it; provided, however, that the Indenture Trustee shall notify the TMCC Parties regardless of whether any such demand is made in writing.  The obligations of the Indenture Trustee under the first two sentences of this Section 7.02(d) to notify the TMCC Parties of any such demand made in non-written form shall not be applicable during such time as the interpretations of the requirements of the Repurchase Rules and Regulations (as defined below) explicitly require reporting by TMCC Parties solely with respect to demands in written form.

(e)            The Indenture Trustee shall, upon written request of either TMCC Party, provide notification to the TMCC Parties with respect to any actions taken by the Indenture Trustee with respect to any demand described in Section 7.02(d) which is received by the Indenture Trustee in respect of any Receivables, such notifications to be provided by the Indenture Trustee as soon as practicable and in any event within five (5) Business Days of receipt by the Indenture Trustee of such written request from either TMCC Party or such other time frame as may be mutually agreed to by the Indenture Trustee and the applicable TMCC Party.  Such notices shall be provided to the TMCC Parties at (i) Toyota Motor Credit Corporation at 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attention: Treasury Operations Department, (469) 486-9013, with a copy by electronic mail to TFS_Treasury_Operations@toyota.com, and with a copy to Toyota Motor Credit Corporation at 6565 Headquarters Drive, W2-5A, Plano, Texas 75024-5965, Attention: General Counsel, or at such other address or by such other means of communication as may be specified by Toyota Motor Credit Corporation to the Indenture Trustee from time to time, and (ii) Toyota Auto Finance Receivables LLC, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attention: President, (469) 486-9020, or at such other address or by such other means of communication as may be specified by Toyota Auto Finance Receivables LLC to the Indenture Trustee from time to time.  The Indenture Trustee and the Issuer acknowledge and agree that the purpose of Section 7.02(d) and this Section 7.02(e) is to facilitate compliance by the TMCC Parties with Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended, Items 1104(e), 1121(c) of Regulation AB, and the applicable instructions on the Commission’s Form SF-3 (collectively, the “Repurchase Rules and Regulations”).  The Indenture Trustee shall cooperate with reasonable written requests received by it from the TMCC Parties to deliver any and all records and any other information necessary in the good faith determination of the TMCC Parties to permit the TMCC Parties to comply with the provisions of Repurchase Rules and Regulations.  Subject to its duties explicitly set forth herein and in the other applicable Basic Documents, the Indenture Trustee shall not have any responsibility or liability in connection with the compliance of either TMCC Party or a securitizer with the Securities Exchange Act of 1934, as amended, or Regulation AB or any filing required to be made by TMCC Party or a securitizer under the Securities Exchange Act of 1934, as amended, or Regulation AB.

(f)            Apart from performing the specific duties and obligations of the Indenture Trustee under Section 11.02 of the Sale and Servicing Agreement and Section 7.02(d) and Article XII of

this Indenture, the Indenture Trustee will not be required to pursue or otherwise be involved in resolving any repurchase request, including any such request that is the subject of a dispute resolution proceeding, unless it is directed to do so by the majority of the Outstanding Amount of the Controlling Class of Notes, acting together as a single Class, and such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction. For the avoidance of doubt, if the Indenture Trustee does not agree to pursue or otherwise be involved in resolving any repurchase request, the Noteholders may independently pursue dispute resolution in respect of such repurchase request in accordance with the terms of Section 11.02 of the Sale and Servicing Agreement.

SECTION 7.03  Reports by Issuer.

(a)            The Issuer shall:

(i)            file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)            file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)            supply to the Indenture Trustee (and the Indenture Trustee shall, either, at its option, transmit by mail or otherwise make available to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04  Reports by Indenture Trustee.  If required by TIA Section 313(a), within sixty (60) days after each December 31, beginning with December 31, 2024, the Indenture Trustee shall, either, at its option, mail or otherwise make available to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).  The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time it is made available or of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed.  The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.01  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02  Trust Accounts.

(a)            On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and, to the extent set forth herein, the Certificateholder, the Collection Account as provided in Section 5.01 of the Sale and Servicing Agreement.

(b)            On or prior to the Closing Date, the Seller shall, pursuant to the Securities Account Control Agreement, establish and maintain with the Indenture Trustee, for the benefit of the Noteholders, the Reserve Account as provided in Section 5.07 of the Sale and Servicing Agreement.  Upon the execution and delivery by the parties hereto of this Indenture, the Indenture Trustee will deliver to the Securities Intermediary the Prohibition Notice provided for in the Securities Account Control Agreement.  In connection with the termination of this Indenture, the Indenture Trustee will deliver to the Securities Intermediary the Rescission of Prohibition Notice provided for in the Securities Account Control Agreement.

SECTION 8.03  [Reserved].

SECTION 8.04  General Provisions Regarding Accounts.

(a)            So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee at the written direction of the Servicer, subject to the provisions of Section 5.01 of the Sale and Servicing Agreement.  All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account and paid to the Servicer as servicing compensation on each Payment Date, and any loss resulting from such investments in excess of such income or gain (against which such losses will first be applied) shall be charged to such account.  The Servicer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b)            So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Reserve Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee (by delivery to the Securities Intermediary of appropriate Entitlement Orders) at the written direction of the Seller, subject to the provisions of Section 5.07 of the Sale and Servicing Agreement and the provisions of the Securities Account Control Agreement.  All income or other gain from investments of moneys deposited in the Reserve Account shall be paid by the Indenture Trustee to the Seller (by delivery to the Securities Intermediary of appropriate Entitlement Orders) on each Payment Date for so long as a Suspension Period (as defined in the Securities Account Control Agreement) is not continuing on such Payment Date, and such amounts paid to the Seller shall be released from the security interest of the Indenture Trustee and paid to the Seller on such Payment Date and shall not be available for payment of any other amounts due to the Noteholders or any other party.  Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 5.06 of the Sale and Servicing Agreement, the Reserve Account and all funds held therein shall be the property of the Seller and not the property of the Trust, the Owner Trustee or the Indenture Trustee.  The Seller will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all funds (including Eligible Investments, but not the income from such investments) in the Reserve Account (including the Reserve Account Initial Deposit) and the proceeds thereof, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided, that, for so long as a Suspension Period (as defined in the Securities Account Control Agreement) is not continuing on such Payment Date, all income from the investment of funds in the Reserve Account and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder.  The Seller will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Seller shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(c)            Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account or Reserve Account resulting from any loss on any Eligible Investment included therein at the direction of the Servicer or Seller, as the case may be, except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with the terms thereof.

(d)            If (i) the Servicer or Seller shall have failed to give investment directions for any funds on deposit in the Collection Account and Reserve Account, as the case may be, to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments as specified in the most recent instruction received from the Servicer or Seller or in the absence thereof such funds shall remain uninvested.

SECTION 8.05  Release of Trust Estate.

(a)            Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in such property, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)            The Indenture Trustee shall, at such time as there are no Notes outstanding, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to or to the order of the Issuer or, in the case of the Reserve Account, to the Seller, any funds then on deposit in the Collection Account and Reserve Account, as the case may be.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

SECTION 8.06  Opinion of Counsel.  The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

Supplemental Indentures

SECTION 9.01  Supplemental Indentures Without Consent of Noteholders.

(a)            Subject to Section 9.03, without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)            to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)            to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)            to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)            to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)            to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vi)            to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)            The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with prior notice to the Rating Agencies, but without the consent of any of the Holders of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, that either (i) an Officer’s Certificate shall have been delivered by the Servicer to the Owner Trustee and the Indenture Trustee certifying that such officer reasonably believes that such action will not materially and adversely affect the interest of any Noteholder or (ii) the Rating Agency Condition has been satisfied in respect of such action.

(c)            This Indenture may also be supplemented by the parties hereto, without the consent of the Noteholders or the Certificateholders, for the purpose of conforming the provisions in this

Indenture to the descriptions thereof contained in the prospectus, dated April 23, 2024, related to the offering of the Class A Notes.

(d)            Notwithstanding anything under this Section 9.01, in Section 9.02 or in any other Basic Document to the contrary, this Indenture may be supplemented by the Issuer without the consent of the Indenture Trustee, the Paying Agent, the Owner Trustee, any Noteholder or any other Person and without satisfying any other provisions of this Indenture related to supplements hereto or in any other Basic Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such supplement to the Rating Agencies on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s or Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee’s or Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to this Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and this Indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

SECTION 9.02  Supplemental Indentures with Consent of Noteholders.  Subject to Section 9.03, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and by Action the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Class of Notes, acting together as a single Class, delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders or Certificateholders under this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be adversely affected by any supplemental indenture (which determination will be based on such supplemental indenture not resulting in a downgrade in the ratings applicable to the Class A Notes) and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in the absence of bad faith.

It shall not be necessary for any Action of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Action shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03  Limitations on Supplemental Indentures.  The Issuer and the Indenture Trustee, in accordance with Sections 9.01 and 9.02 above, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (except as provided in Section 9.01(c)) no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note if their respective interests are affected thereby:

(a)  change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to bring suit for the enforcement of the provisions of this Indenture, to the extent provided in Article V, requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(b)            reduce the percentage of the Outstanding Amount of the Controlling Class of Notes (or the Notes of any Class, as applicable), the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)            modify or alter the provisions of the proviso to the definition of the terms “Outstanding” or “Controlling Class”;

(d)            reduce the percentage of the Outstanding Amount of the Controlling Class of Notes (or the Notes of any Class, as applicable) required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(e)            modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)            modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

(g)            permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

(h)            modify or alter the provisions hereof regarding the voting of Notes held by the Indenture Trustee, the Owner Trustee, TMCC or any of its Affiliates or the Trust.

SECTION 9.04  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Owner Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Owner Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Indenture or otherwise.  No amendment or waiver of any provision of this Indenture which adversely affects the Owner Trustee shall be effective without its prior written consent. The Indenture Trustee and the Owner Trustee shall be entitled to recover any costs (including any attorneys’ fees and expenses) incurred in connection with a Supplemental Indenture.

SECTION 9.05  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Holders of the Notes and the Certificateholder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.06  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.07  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

Termination of the Trust

SECTION 10.01  Termination of the Trusts Created by Indenture.

(a)            The trusts created hereby and the respective obligations and responsibilities of the Issuer and the Indenture Trustee shall terminate upon the payment by the Issuer of all outstanding fees, expenses and indemnification amounts payable by the Issuer under the Basic Documents and (i) the purchase as of any Payment Date by the Servicer, or any successor to the Servicer, at its option of the Receivables primarily comprising the corpus of the Trust Estate as described in Section 10.02, (ii) the payment to the Noteholders of all amounts required to be paid to them pursuant to this Indenture and the release to or at the order of the Issuer of all remaining amounts or investments on deposit in the Collection Account and the release to the Seller of the amounts held in the Reserve Account or (iii) the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust Estate.  The Indenture Trustee shall promptly notify the Issuer and the Administrator of any prospective termination pursuant to this Section.  The Issuer shall provide the Rating Agencies notice of any such termination upon receipt by it of the notice from the Indenture Trustee referred to in the immediately preceding sentence.

(b)            Notice of any termination, specifying the Payment Date upon which the Noteholders must surrender their Notes to the Indenture Trustee for payment of the final distribution and retirement of the Notes, shall be given promptly by the Indenture Trustee (at the written direction of the Administrator) by letter to Noteholders mailed not later than the 15th day and not earlier than the 30th day prior to the date on which such final distribution is expected to occur specifying (i) the Payment Date upon which final payment of the Notes shall be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein specified, (ii) the amount of any such final payment and (iii) if applicable, that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified.  The Indenture Trustee shall give such notice to the Note Registrar (if other than the Indenture Trustee) at the time such notice is given to Noteholders.  In the event such notice is given, the Seller, the Servicer, or any successor to the Servicer, or the Indenture Trustee, as the case may be, shall make deposits into the Collection Account in accordance with Section 5.02 of the Sale and Servicing Agreement, or, in the case of an optional purchase of Receivables pursuant to Section 10.02, shall deposit the amount specified in Section 10.02.  Upon presentation and surrender of the Notes, the Indenture Trustee shall cause to be distributed to Noteholders amounts distributable on such Payment Date pursuant to Section 5.06 of the Sale and Servicing Agreement.

SECTION 10.02  Optional Purchase of All Receivables.  If the Servicer, or any successor to the Servicer, shall notify the Owner Trustee and the Indenture Trustee in writing of its intention to exercise the option granted to it in Section 9.01 of the Sale and Servicing Agreement to repurchase the corpus of the Trust Estate, then the Indenture Trustee shall give written notice thereof to each Securityholder, the Issuer and the Administrator as soon as practicable after their receipt of notice from the Servicer.  Upon deposit by the Servicer or successor to the Servicer of the amount necessary to effect such purchase of the corpus of the Trust Estate, the Indenture Trustee shall make the final distributions to the Noteholders pursuant to Section 4.01 (the date of such payment to Noteholders, the “Redemption Date”) and Certificateholders as set forth in Section 5.06 of the Sale and Servicing Agreement and Section 10.01 hereof and shall promptly transfer all of its right, title and interest in and to any amounts or investments remaining on deposit in the Collection Account and all of its rights to make withdrawals from the Reserve Account (excluding any portion thereof necessary to make distributions to Noteholders described in Section 3.03) to the Owner Trustee for the benefit of the Certificateholder and release from the lien of this Indenture all of the remaining Collateral.  The Indenture Trustee shall execute, deliver and file all agreements, certificates, instruments or other documents necessary or reasonably requested by the Owner Trustee in order to affect such release and the transfer to the Owner Trustee of the Collateral.

ARTICLE XI

Miscellaneous

SECTION 11.01  Compliance Certificates and Opinions, etc.

(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall, upon written request therefor from the Indenture Trustee, furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no such written request from the Indenture Trustee need be furnished (and only such expressly required documents need be delivered in connection therewith).

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)            Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(c)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in Section 11.01(b) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then‑current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to Section 11.01(b) and this Section 11.01(c) is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(d)            Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

SECTION 11.02  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.03  Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Action” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.04  Notices, etc., to Indenture Trustee, Issuer, Administrator and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Action of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Action of Noteholders is to be made upon, given or furnished to or filed with:

(a)  the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

(b)            the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first‑class, postage prepaid to the Issuer addressed to:  Toyota Auto Receivables 2024-B Owner Trust, at the Corporate Trust Office (as defined in the Trust Agreement), with copies to: (i) Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, (ii) Toyota Auto Receivables 2024-B Owner Trust, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attention: Treasury Operations Department, (469) 486-9013, with a copy by electronic mail to TFS_Treasury_Operations@toyota.com, and (iii) Toyota Auto Receivables 2024-B Owner Trust, 6565 Headquarters Drive, W2-5A, Plano, Texas 75024-5965, Attention: General Counsel, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee; or

(c)            the Administrator by the Indenture Trustee or by the Issuer shall be sufficient for every purpose hereunder made, given, furnished or filed in writing to or with the Indenture Trustee at (i) Toyota Motor Credit Corporation, 6565 Headquarters Drive, W2-3D, Plano, Texas 75024-5965, Attention: Treasury Operations Department, (469) 486-9013, with a copy by electronic mail to TFS_Treasury_Operations@toyota.com, and (iii) Toyota Motor Credit Corporation, 6565 Headquarters Drive, W2-5A, Plano, Texas 75024-5965, Attention: General Counsel, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.

Notices required to be given to the Rating Agencies by the Issuer shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of S&P, at the following address: S&P Global Ratings, 55 Water Street, New York, New York 10041 and (ii) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.05  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) by posting such notice to the Indenture Trustee’s website or (a) in the case of Book-Entry Notes, upon delivery to the Clearing Agency in writing and (b) in the case of Definitive Notes, when mailed, first‑class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, in each case being delivered or mailed, as the case may be, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Upon receipt of written direction from the Seller in accordance with Section 11.02 of the Sale and Servicing Agreement, the Indenture Trustee shall provide prompt notice to the related Noteholder or Note Owner, as applicable, of the date when the 180-day period ends without resolution by TMCC or the Seller, in each case in accordance with, and solely to the extent specified by the Seller, in such written direction.

SECTION 11.06  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.07  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.08  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.09  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co‑trustees and agents.

SECTION 11.10  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the Certificate or the rights of the Holders thereof.

SECTION 11.11  Benefits of Indenture.  Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Administrator, the Servicer and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12  GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF

THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.

SECTION 11.13  Counterparts and Electronic Signatures.  This Indenture may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument. Each party agrees that this Indenture and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including PDF or facsimile) appearing on this Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

SECTION 11.14  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.15  Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the representations, warranties, covenants, agreements and obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or the Certificate or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Certificateholder or other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or other owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 11.16  No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), by accepting a Note, hereby covenant and agree that they will not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller, as the case may be, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller, in connection with any obligations relating to the Notes, the Certificates, this Indenture or any of the Basic Documents prior to the date that is one year and one day after the date on which this Indenture is terminated; provided, however, that nothing contained herein shall prevent or prohibit the Indenture Trustee from filing a proof of claim in any such proceeding.  This Section 11.16 shall survive the termination of this Indenture and the termination of the Indenture Trustee under this Indenture.

SECTION 11.17  Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause (at the expense of the requesting party) such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 11.18  Intent of the Parties; Reasonableness.  The Indenture Trustee and Issuer acknowledge and agree that the purpose of Sections 3.09 of this Indenture is to facilitate compliance by the Issuer and the Seller with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator (acting on behalf of the Issuer) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Issuer (or the Administrator, acting on behalf of the Issuer) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Indenture Trustee shall cooperate fully with the Issuer (or the Administrator, acting on behalf of the Issuer) to deliver to the Issuer (or the Administrator, acting on behalf of the Issuer), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer (or the Administrator, acting on behalf of the Issuer) to permit the Issuer to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee reasonably believed by the Issuer (or the Administrator, acting in good faith on behalf of the Issuer) to be necessary in order to effect such compliance.

The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer to comply with Regulation AB.

SECTION 11.19  Subordination of Claims.  The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this Indenture, the Certificateholder, by accepting the Certificate, and the Indenture Trustee and the Securities Intermediary, by entering into this Indenture, and each Noteholder and Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, the Securities Intermediary, each Noteholder or Note Owner and the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee and the Securities Intermediary, by entering into or accepting this Indenture, the Certificateholder, by accepting the Certificate, and the Owner Trustee, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.19 and the terms of this Section 11.19 may be enforced by an action for specific performance. The provisions of this Section 11.19 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

SECTION 11.20  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS INDENTURE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.21  Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Indenture. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

 ARTICLE XII

ASSET REPRESENTATIONS REVIEW

SECTION 12.01  Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Indenture Trustee receives a notice from the Servicer pursuant to Section 11.01(a) of the Sale and Servicing Agreement regarding the occurrence of a Delinquency Trigger, then the Indenture Trustee shall promptly inform the Administrator regarding the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a vote on whether to cause the ARR Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  The Indenture Trustee shall promptly notify TMCC, the Depositor and the Administrator upon the receipt of any such request for a vote.  Noteholders and Note Owners may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Delinquency Trigger shall have been filed by the Administrator pursuant to the terms of Section 1(a)(i)(Y) of the Administration Agreement; provided that, if the requesting party is a Note Owner and not a Noteholder, the Note Owner must include with its request a written certification that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation; (B) an account statement; (C) a letter from a broker-dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or (D) any other form of documentation that is acceptable to the Indenture Trustee or Administrator, as applicable (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Indenture Trustee shall promptly notify TMCC, the Depositor and the Administrator if Noteholders and Verified Note Owners representing at least 5% of the Outstanding Amount of the Notes (such requesting Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the ARR Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.

SECTION 12.02  Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a copy of a notice sent to Noteholders and Note Owners pursuant to Section 23(a)(ii) of the Administration Agreement, the Indenture Trustee shall cause the initiation of such a review to be submitted to a yes or no vote of the Noteholders (with respect to Book Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes) of record as of the most recent Record Date.  If, by no earlier than the deadline specified by the Administrator pursuant to Section 23(a)(ii) of the Administration Agreement, (i) votes have been cast by Noteholders holding at least 5% of the Outstanding Amount of the Notes and (ii) affirmative votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the Outstanding Amount of the Notes held by those Noteholders casting a vote, the Indenture Trustee will promptly notify the Servicer, TMCC, the Administrator, the Depositor and the Asset Representations Reviewer that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of the ARR Receivables for the purpose of determining whether such ARR Receivables were in compliance with the representations and warranties made by TMCC to the Seller pursuant to Section 2.03 of the Receivables Purchase Agreement and by the Seller to the Issuer pursuant to Section 3.01 of the Sale and Servicing Agreement.

SECTION 12.03  Evaluation of Review Report.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable Basic Document, or requests in writing that any Receivable be repurchased (including, for the avoidance of doubt, as described in Section 11.02 of the Sale and Servicing Agreement and Section 7.02(d) of this Indenture), the Indenture Trustee will promptly forward that written notice to TMCC and the Depositor.

The Depositor will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related ARR Receivable from the Issuer, and TMCC will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related ARR Receivable from the Depositor.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

TOYOTA AUTO RECEIVABLES 2024-B
OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee

By:	_____________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Indenture Trustee

By:	_____________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Securities Intermediary

By:	_____________________________
Name:
Title:

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows on the Closing Date:

1.            This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

2.            The Receivables constitute “chattel paper” (including “tangible chattel paper” and “electronic chattel paper”) within the meaning of the applicable UCC.

3.            Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

4.            The Issuer owns and has good and marketable title to each Receivable free and clear of all Liens and rights of others (other than pursuant to the Basic Documents).

5.            The Issuer has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder.

6.            With respect to Receivables that constitute tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, and the Servicer (in its capacity as custodian) is holding such tangible chattel paper solely on behalf and for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer.  With respect to Receivables that constitute electronic chattel paper, the Servicer has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC and the Servicer (in its capacity as custodian) is maintaining control of such electronic chattel paper solely on behalf and for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer.  No person other than the Servicer has “control” of any Receivable that is evidenced by electronic chattel paper.

7.            Either (1) (i) only one authoritative copy of each contract that constitutes or evidences the Receivable exists, and each such authoritative copy (y) is unique, identifiable, and unalterable (other than with the participation of TMCC, in the case of an addition or change of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision) and (z) has been communicated to and is maintained by the Servicer or a third party provider acting on behalf of TMCC, (ii) the authoritative copy of the related contract identifies only TMCC as the assignee thereof, (iii) each copy of the authoritative copy of the related contract and any copy of a copy are readily identifiable as copies that are not the authoritative copy

Schedule I-1

and (iv) the Receivable has been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each contract that constitutes or evidences the Receivable must be made with the participation of TMCC, and (b) all revisions of the authoritative copy of each contract that constitute or evidence the Receivable must be readily identifiable as an authorized or unauthorized revision or (2) each contract that constitutes or evidences the Receivable and the system pursuant to which TMCC has acquired such contract reliably establishes TMCC as the person to whom the related chattel paper was assigned.

8.            In the case of a Receivable evidenced by an electronic record consisting of a copy or image stored in an electronic medium of the original contract that was signed by the related Obligor, the related contract was originated in the form of an original contract that constitutes “tangible chattel paper” within the meaning of the applicable UCC, such original contract was delivered to the Servicer and, in accordance with the Customary Servicing Practices of the Servicer, was or will be destroyed as soon as practicable after the expiration of 14 to 30 days after the conversion of such original contract to an electronic record by a scanning and imaging process.  After destruction of the original contract, the related Receivable will be evidenced only by “electronic chattel paper” within the meaning of the applicable UCC.

9.            With respect to the Trust Accounts that constitute deposit accounts, either:

 (i)            the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

 (ii)            the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

10.            With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

 (i)            the Issuer has delivered to the Indenture Trustee a fully executed agreement (1) that provides that the agreement is governed solely by the law of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention, (2) pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer, and (3) with a securities intermediary that has and has had at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention; or

 (ii)            the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the Person having a security entitlement against the securities intermediary in each of such Trust Accounts so long as (1) the agreement governing the securities account satisfies the requirements of sub-clause (1) of

Schedule I-2

the preceding clause (i), and (2) the securities intermediary satisfies the requirements of sub-clause (3) of the preceding clause (i).

11.            Other than the security interest granted to the Indenture Trustee under this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.

12.            The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by TMCC to the Seller under the Receivables Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee under this Indenture or (iv) that has been terminated.  The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

13.            No person other than the Servicer has “control” of any Receivable that is evidenced by electronic chattel paper.

14.            The tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than TMCC, the Seller, the Issuer or the Indenture Trustee.

15.            No Trust Account that constitutes a securities account or securities entitlement is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any Person other than the Indenture Trustee.

16.            No Trust Account that constitutes a deposit account is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any Person other than the Indenture Trustee.

17.            Notwithstanding any other provision of the Indenture or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed.

18.            The Issuer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

19.            The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the

Schedule I-3

Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

Schedule I-4

EXHIBIT A-1

FORM OF CLASS A-1 NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR TOYOTA AUTO FINANCE RECEIVABLES LLC, TOYOTA MOTOR CREDIT CORPORATION, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT EITHER THAT (A) IT IS NOT ACQUIRING THIS NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ANY OTHER EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITTEN REQUEST DELIVERED TO THE ADMINISTRATOR AND THE ISSUER AT THEIR

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RESPECTIVE ADDRESSES FOR NOTICES, AS DESCRIBED IN SECTION 11.04 OF THE INDENTURE.]

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No. 1	$[__________]
CUSIP No. [__________]
ISIN No. : [__________]

TOYOTA AUTO RECEIVABLES 2024-B OWNER TRUST

[_]% ASSET BACKED NOTES, CLASS A-1

Toyota Auto Receivables 2024-B Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [__________] DOLLARS ($[__________]) payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Collection Account in respect of principal on this Note on such Payment Date pursuant to Section 3.01 of the Indenture, dated as of April 30, 2024, among the Issuer, U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary and Sections 5.06(b) and 5.06(c) of the Sale and Servicing Agreement, dated as of April 30, 2024, among the Issuer, TAFR LLC, as Seller, and TMCC, as Servicer (which amounts will be limited to the portion of Available Collections available to make the payments specified in such Sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date occurring in [__________], 20[__] (the “Class A-1 Final Scheduled Payment Date”) and the Payment Date described in Section 10.01 of the Indenture.  Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.01 of the Indenture and Sections 5.06(b) and 5.06(c) of the Sale and Servicing Agreement.  Interest on this Note will accrue from, and including, each Payment Date (or, in the case of the first Payment Date, from, and including, the Closing Date) to, but excluding, the subsequent Payment Date.  Interest will be computed on the basis specified in the Indenture for each Interest Period.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Dated:  April 30, 2024
TOYOTA AUTO RECEIVABLES 2024-B
OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee under
the Trust Agreement

By:	_________________________________
Authorized Signatory

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within‑mentioned Indenture.

Dated:  April 30, 2024
U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Indenture Trustee,

By:	_________________________________
Authorized Signatory

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This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [__]% Asset Backed Notes, Class A-1 (herein called the “Class A-1 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-1 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A‑2b Notes, the Class A-3 Notes and the Class A‑4 Notes (collectively, the “Class A Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.  The Class B Notes are subordinated in right of payment to the Class A Notes, and are secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described in the Indenture.  “Payment Date” means the 15th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in May 2024.

Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single Class, have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture or (ii) following the termination or liquidation of the Trust Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement and Section 10.02 of the Indenture.  If any such event occurs, all principal payments on the Notes will be made first, to the Holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full, second, pro rata, based upon their respective unpaid principal balance, to Holders of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes until each such Class of the Notes has been paid in full, and third, to the Class B Notes until the Class B Notes have been paid in full.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register on the Record Date.  Such payment will be made to such Person’s as appears on the Note Register on such Record Date, either, at the option of the Indenture Trustee, by check mailed to the address of such Person as it appears on the Note Register or by wire transfer to the account specified by the registered holder of any Note with a face amount of at least $10,000,000.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture

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Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located initially in the City of New York.

The Issuer shall pay interest on overdue installments of interest at the Class A-1 Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the Noteholder may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Each Noteholder or Note Owner that is not TMCC, TAFR LLC or an Affiliate of either of them, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal and state income tax, franchise tax, and any other tax measured in whole

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or in part by income, the Notes (other than the Retained Notes) will be classified as debt.  Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes (other than the Retained Notes) for purposes of U.S. federal and state income tax, franchise tax, and any other tax measured in whole or in part by income as debt.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture, in some cases without the consent of the Holders of any Class of Notes and in other cases with the consent of Holders of only the Controlling Class of Notes.  Section 5.12 of the Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, as specified therein, on behalf of the Holders of all the Notes of such Classes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal

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of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

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ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:__________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                          */

Signature Guaranteed:
__________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A-2

FORM OF CLASS A-[2A][2B][3][4] NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR TOYOTA AUTO FINANCE RECEIVABLES LLC, TOYOTA MOTOR CREDIT CORPORATION, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT EITHER THAT (A) IT IS NOT ACQUIRING THIS NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ANY OTHER EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITTEN REQUEST DELIVERED TO THE ADMINISTRATOR AND THE ISSUER AT THEIR

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RESPECTIVE ADDRESSES FOR NOTICES, AS DESCRIBED IN SECTION 11.04 OF THE INDENTURE.]

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No. 1	$[__________]
CUSIP No. [__________]
ISIN No. : [__________]

TOYOTA AUTO RECEIVABLES 2024-B OWNER TRUST

 [[__]%] [SOFR Rate + [__]%]1 ASSET BACKED NOTES, CLASS A-[2a][2b][3][4]

Toyota Auto Receivables 2024-B Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [__________] DOLLARS ($[__________]) payable on each Payment Date in an amount equal to [the result obtained by multiplying (i) a fraction the numerator of which is $[__________] and the denominator of which is $[__________] by (ii)] the aggregate amount, if any, payable from the Collection Account in respect of principal on this Note on such Payment Date pursuant to Section 3.01 of the Indenture, dated as of April 30, 2024, among the Issuer, U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary and Sections 5.06(b) and 5.06(c) of the Sale and Servicing Agreement, dated as of April 30, 2024, among the Issuer, TAFR LLC, as Seller, and TMCC, as Servicer (which amounts will be limited to the portion of Available Collections available to make the payments specified in such Sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date occurring in [__________], 20[__] (the “Class A-[2a][2b][3][4] Final Scheduled Payment Date”) and the Payment Date described in Section 10.01 of the Indenture.  Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.01 of the Indenture and Sections 5.06(b) and 5.06(c) of the Sale and Servicing Agreement[, and provided that, if the SOFR Rate is less than 0.00% for any Interest Period, then the SOFR Rate for such Interest Period will be 0.00%]2.  Interest on this Note will accrue from (and including) [the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) May 15, 2024]3 [each Payment Date (or in the case of the first Payment Date, from, and including, the Closing Date) to, but excluding the subsequent Payment Date]4.  Interest will be computed on the basis specified in the Indenture for each Interest

1 Insert for Class A-2b Notes.

2 Insert for Class A-2b Notes.

3 Insert for Class A-2a Notes, Class A-3 Notes and Class A-4 Notes.

4 Insert for Class A-2b Notes.

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 Period.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Dated:  April 30, 2024
TOYOTA AUTO RECEIVABLES 2024-B
OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee under the Trust Agreement

By:	___________________________________
Authorized Signatory

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within‑mentioned Indenture.

Dated:  April 30, 2024

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture
Trustee

By:	___________________________________
Authorized Signatory

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This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [[__]%] [SOFR Rate + [__]%] Asset Backed Notes, Class A-[2a][2b][3][4] (herein called the “Class A-[2a][2b][3][4] Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-[2a][2b][3][4] Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A‑4 Notes (collectively, the “Class A Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.  The Class B Notes are subordinated in right of payment to the Class A Notes, and are secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-[2a][2b][3][4] Notes will be payable on each Payment Date in an amount described in the Indenture.  “Payment Date” means the 15th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in May 2024.

Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single class, have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture or (ii) following the termination or liquidation of the Trust Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement and Section 10.02 of the Indenture.  If any such event occurs, all principal payments on the Notes will be made first, to the Holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full, second, pro rata, based upon their respective unpaid principal balance, to Holders of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes until each such Class of the Notes has been paid in full, and third, to the Class B Notes until the Class B Notes have been paid in full.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register on the Record Date.  With respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date, which shall be payable as provided below.  Such payment will be made to such Person as appears on the Note Register on such Record Date, either, at the option of the Indenture Trustee, by check mailed to the address of such Person as it appears on the Note Register or by wire transfer to the account specified by the registered holder of any Note with a face amount of at least $10,000,000.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then

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remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located initially in the City of New York.

The Issuer shall pay interest on overdue installments of interest at the Class A-[2a][2b][3][4] Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the Noteholder may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state

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bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal and state income tax, franchise tax, and any other tax measured in whole or in part by income, the Notes (other than the Retained Notes) will be classified as debt.  Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes (other than the Retained Notes) for purposes of U.S. federal and state income tax, franchise tax, and any other tax measured in whole or in part by income as debt.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture, in some cases without the consent of the Holders of any Class of Notes and in other cases with the consent of Holders of only the Controlling Class of Notes.  Section 5.12 of the Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, as specified therein, on behalf of the Holders of all the Notes of such Classes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the

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obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

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ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:___________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                           */

Signature Guaranteed:
___________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A-3

FORM OF CLASS B NOTE

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE BY ANY PERSON UNLESS EITHER (I) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR, (II) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO AN ACCREDITED INVESTOR THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE INDENTURE, TO THE EFFECT THAT IT IS AN ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (III) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHO THE PROSPECTIVE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QUALIFIED INSTITUTIONAL BUYER, ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (IV) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE ISSUER, THE INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR. EXCEPT IN THE CASE OF A TRANSFER DESCRIBED IN CLAUSES (I) OR (III) ABOVE, THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE ISSUER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE DEPOSITOR OR TOYOTA MOTOR CREDIT CORPORATION) SATISFACTORY TO THE DEPOSITOR AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

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OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR TOYOTA AUTO FINANCE RECEIVABLES LLC, TOYOTA MOTOR CREDIT CORPORATION, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT IS NOT ACQUIRING THIS NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ANY OTHER EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ANY LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

[EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT: (I) IT IS A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE AND  (II) NO SALE, PLEDGE, OR TRANSFER OF THE NOTE SHALL BE MADE (X) TO ANY ONE PERSON IN A DENOMINATION LESS THAN $584,000 (OR SUCH OTHER AMOUNT AS THE DEPOSITOR MAY DETERMINE IN ORDER TO PREVENT THE ISSUER FROM BEING TREATED AS A “PUBLICLY TRADED PARTNERSHIP” UNDER SECTION 7704 OF THE CODE) AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF OR (Y) TO A GRANTOR TRUST, S CORPORATION, OR PARTNERSHIP (AS DETERMINED, IN EACH CASE, FOR U.S. FEDERAL INCOME TAX PURPOSES) (“PASS-THROUGH ENTITY”) WHERE MORE THAN 50% OF THE VALUE OF ANY BENEFICIAL OWNER’S INTEREST IN SUCH PASS-THROUGH ENTITY IS ATTRIBUTABLE TO THE PASS-THROUGH ENTITY’S INTEREST IN THE NOTES, IN EACH CASE, UNDER THIS CLAUSE (II), UNLESS (A) AN OPINION OF COUNSEL SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR THAT SUCH SALE, PLEDGE, OR TRANSFER SHALL NOT CAUSE THE ISSUER TO BE TREATED AS AN ASSOCIATION (OR PUBLICLY TRADED PARTNERSHIP) TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES SHALL HAVE BEEN DELIVERED TO THE INDENTURE TRUSTEE AND THE DEPOSITOR AND (B) THE DEPOSITOR SHALL HAVE PROVIDED PRIOR WRITTEN APPROVAL; PROVIDED, HOWEVER, THAT THE RESTRICTIONS IN CLAUSES (I) AND

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(II) ABOVE SHALL NOT CONTINUE TO APPLY TO SUCH NOTES (COVERED BY THE OPINION DESCRIBED IN THIS CLAUSE) IN THE EVENT COUNSEL SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR HAS RENDERED AN OPINION OF COUNSEL, WITH RESPECT TO THE SALE, PLEDGE OR TRANSFER BY THE DEPOSITOR OR AN AFFILIATE THEREOF, TO THE EFFECT THAT THE NOTES TO BE SOLD, PLEDGED, OR TRANSFERRED WILL BE CLASSIFIED AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES. ANY ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER IN CONTRAVENTION OF THE FOREGOING RESTRICTIONS WILL BE VOID AB INITIO.]

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITTEN REQUEST DELIVERED TO THE ADMINISTRATOR AND THE ISSUER AT THEIR RESPECTIVE ADDRESSES FOR NOTICES, AS DESCRIBED IN SECTION 11.04 OF THE INDENTURE.]

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No. 1	$[__________]
CUSIP No. [__________]
ISIN No. : [__________]

TOYOTA AUTO RECEIVABLES 2024-B OWNER TRUST

0.00% ASSET BACKED NOTES, CLASS B

Toyota Auto Receivables 2024-B Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [__________] DOLLARS ($[__________]) payable on each Payment Date in an amount equal the aggregate amount, if any, payable from the Collection Account in respect of principal on this Note on such Payment Date pursuant to Section 3.01 of the Indenture, dated as of April 30, 2024, among the Issuer, U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary and Sections 5.06(b) and 5.06(c) of the Sale and Servicing Agreement, dated as of April 30, 2024, among the Issuer, TAFR LLC, as Seller, and TMCC, as Servicer (which amounts will be limited to the portion of Available Collections available to make the payments specified in such Sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date occurring in [__________], 20[__] (the “Class B Final Scheduled Payment Date”) and the Payment Date described in Section 10.01 of the Indenture.  Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.01 of the Indenture and Sections 5.06(b) and 5.06(c) of the Sale and Servicing Agreement.  Interest on this Note will accrue from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the Closing Date to (but excluding) May 15, 2024.  Interest will be computed on the basis specified in the Indenture for each Interest Period.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

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Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Dated: April 30, 2024
TOYOTA AUTO RECEIVABLES 2024-B
OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee under
the Trust Agreement

By:	___________________________________
Authorized Signatory

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within‑mentioned Indenture.

Dated:  April 30, 2024
U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture
Trustee

By:	___________________________________
Authorized Signatory

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This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 0.00% Asset Backed Notes, Class B (herein called the “Class B Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class B Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A‑2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A‑4 Notes (collectively, the “Class A Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.  The Class B Notes are subordinated in right of payment to the Class A Notes, and are secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class B Notes will be payable on each Payment Date in an amount described in the Indenture.  “Payment Date” means the 15th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in May 2024.

Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes of the Controlling Class, acting together as a single class, have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture or (ii) following the termination or liquidation of the Trust Estate in connection with the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement and Section 10.02 of the Indenture.  If any such event occurs, all principal payments on the Notes will be made first, to the Holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full, second, pro rata, based upon their respective unpaid principal balance, to Holders of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes until each such Class of the Notes has been paid in full, and third, to the Class B Notes until the Class B Notes have been paid in full.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register on the Record Date.  With respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date, which shall be payable as provided below.  Such payment will be made to such Person as appears on the Note Register on such Record Date, either, at the option of the Indenture Trustee, by check mailed to the address of such Person as it appears on the Note Register or by wire transfer to the account specified by the registered holder of any Note with a face amount of at least $10,000,000.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in

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the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located initially in the City of New York.

The Issuer shall pay interest on overdue installments of interest at the Class B Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the Noteholder may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state

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bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal and state income tax, franchise tax, and any other tax measured in whole or in part by income, the Notes (other than the Retained Notes) will be classified as debt.  Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes (other than the Retained Notes) for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income as debt.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture, in some cases without the consent of the Holders of any Class of Notes and in other cases with the consent of Holders of only the Controlling Class of Notes.  Section 5.12 of the Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, as specified therein, on behalf of the Holders of all the Notes of such Classes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), and the

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obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

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ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:___________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                           */

Signature Guaranteed:
___________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

[Reserved]

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EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
N/A
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	N/A
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
N/A
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
N/A
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
N/A

Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act.
N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
N/A
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Reference	Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	N/A
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
N/A
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	N/A
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
N/A
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
N/A
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A

Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

By:	_______________________________
Name:
Title:

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

[DATE]

U.S. Bank National Association
111 East Fillmore Avenue
St. Paul, Minnesota 55107

Toyota Auto Finance Receivables LLC
6565 Headquarters Drive, W2-3D
Plano, Texas 75024-5965
Attention: Treasury Operations Department

Toyota Auto Receivables 2024-B Owner Trust
c/o Wilmington Trust, National Association,
  as Owner Trustee
Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890-1600
Attn:  Corporate Trust Administration

Re:	Toyota Auto Receivables 2024-B Owner Trust: Class B Notes

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Class B Notes (the “Class B Notes”) we certify that (a) we understand that the Class B Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Securities Act and (b) we have not offered or sold any Class B Notes to, or solicited offers to buy any Class B Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act.

Very truly yours,
[NAME OF TRANSFEROR]

By:________________________
Name:
Title:

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EXHIBIT E

FORM OF INVESTMENT LETTER

[DATE]

U.S. Bank National Association
111 East Fillmore Avenue
St. Paul, Minnesota 55107

Toyota Auto Finance Receivables LLC
6565 Headquarters Drive, W2-3D
Plano, Texas 75024-5965
Attention: Treasury Operations Department

Toyota Auto Receivables 2024-B Owner Trust
c/o Wilmington Trust, National Association,
  as Owner Trustee
Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890-1600
Attn:  Corporate Trust Administration

Ladies and Gentlemen:

In connection with our proposed purchase of Class B Notes (the “Class B Notes”) of Toyota Auto Receivables 2024-B Owner Trust (the “Issuer”), we confirm that:

1.            We understand that the Class B Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Class B Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and (y) that such Class B Notes may be resold, pledged or transferred only (i) to Toyota Auto Finance Receivables LLC (the “Depositor”), (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Class B Note is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom we reasonably believe after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the

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Indenture Trustee and the Depositor. Except in the case of a transfer described in clauses (i) or (iii) above, the Indenture Trustee shall require that a written opinion of counsel (which will not be at the expense of the Depositor, any Affiliate of the Depositor or the Indenture Trustee), satisfactory to the Indenture Trustee and the Depositor, be delivered to the Indenture Trustee and the Depositor to the effect that such transfer will not violate the Securities Act, and will be effected in accordance with any applicable securities laws of each state of the United States. We will notify any purchaser of the Class B Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Class B Notes by us that the Indenture Trustee and the Depositor may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

2.            We confirm that we are an Accredited Investor acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless we are a bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Class B Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Class B Notes or investment and not with a view to, or for offer and sale in connection with, a public distribution.

3.            We are not acquiring the Class B Notes with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity or any other employee benefit plan that is subject to any law substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. By its acquisition of the Class B Notes in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

4.            Unless counsel satisfactory to the Indenture Trustee shall have rendered an opinion to the effect that the Class B Notes to be transferred will be classified as debt for United States federal income tax purposes, we represent that we are a United States person (within the meaning of Section 7701(a)(30) of the Code) and not a benefit plan investor (within the meaning of Section 3(42) of ERISA) and we acknowledge that unless the Indenture Trustee shall have received such an opinion, no transfer of any Class B Note shall be permitted to be made to any person who is not a United States person (within the meaning of Section 7701(a)(30) of the Code) or who is a benefit plan investor (within the meaning of Section 3(42) of ERISA) and any such purported transfer in violation of these restrictions shall be null and void.

5.            Unless counsel satisfactory to the Indenture Trustee shall have rendered an opinion either (i) to the effect that the Class B Notes to be transferred will be classified as debt for United States federal income tax purposes, or if such opinion is not rendered, (ii) to the effect that the transfer of the Class B Notes will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes, we represent that we are not a grantor trust, S corporation, or partnership (as determined, in each case,

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for U.S. federal income tax purposes) (“Pass-through Entity”) where more than 50% of the value of any beneficial owner’s interest in such Pass-through Entity is attributable to the Pass-through Entity’s interest in the Class B Notes and any such purported transfer in violation of this restriction shall be null and void.

6.            We understand that the Issuer, the Indenture Trustee, the Depositor and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Class B Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Depositor.

7.            You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER]

By:________________________
Name:
Title:

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